================================================================================




                              TERRA CAPITAL, INC.,
                                   as Company,


                           THE GUARANTORS party hereto

                                       and


                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee




                      12 7/8% Senior Secured Notes due 2008



                              --------------------

                                    INDENTURE

                          Dated as of October 10, 2001

                              --------------------




================================================================================

                                TABLE OF CONTENTS
                                -----------------


                                                                                                  Page
                                                                                                  ----
                                               ARTICLE 1

                               DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.    Definitions.......................................................................   1
SECTION 1.2.    Other Definitions.................................................................  31
SECTION 1.3.    Incorporation by Reference of Trust Indenture Act.................................  32
SECTION 1.4.    Rules of Construction.............................................................  32

                                               ARTICLE 2

                                               THE NOTES

SECTION 2.1.    Form and Dating...................................................................  33
SECTION 2.2.    Execution and Authentication......................................................  34
SECTION 2.3.    Registrar and Paying Agent........................................................  34
SECTION 2.4.    Paying Agent To Hold Money in Trust...............................................  34
SECTION 2.5.    Holder Lists......................................................................  35
SECTION 2.6.    Transfer and Exchange.............................................................  35
SECTION 2.7.    Replacement Notes.................................................................  37
SECTION 2.8.    Outstanding Notes.................................................................  37
SECTION 2.9.    Temporary Notes...................................................................  38
SECTION 2.10.   Cancellation......................................................................  38
SECTION 2.11.   Defaulted Interest................................................................  38
SECTION 2.12.   CUSIP Numbers.....................................................................  38
SECTION 2.13.   Restrictive Legends...............................................................  38
SECTION 2.14.   Special Transfer Provisions.......................................................  40

                                               ARTICLE 3

                                               REDEMPTION

SECTION 3.1.    Notices to Trustee................................................................  42
SECTION 3.2.    Selection of Notes To Be Redeemed.................................................  42
SECTION 3.3.    Notice of Redemption..............................................................  42
SECTION 3.4.    Effect of Notice of Redemption....................................................  43
SECTION 3.5.    Deposit of Redemption Price.......................................................  43
SECTION 3.6.    Notes Redeemed in Part............................................................  43

                                                ARTICLE 4

                                                COVENANTS

SECTION 4.1.     Payment of Notes....................................................................   44
SECTION 4.2.     Corporate Existence.................................................................   44
SECTION 4.3.     Maintenance of Office or Agency.....................................................   44
SECTION 4.4.     Payment of Taxes and Other Claims...................................................   45
SECTION 4.5.     Additional Guarantees...............................................................   45
SECTION 4.6.     SEC Reports.........................................................................   45
SECTION 4.7.     Compliance Certificate..............................................................   46
SECTION 4.8.     Change of Control...................................................................   46
SECTION 4.9.     Limitation on Incurrence of Indebtedness............................................   47
SECTION 4.10.    Limitation on Restricted Payments...................................................   50
SECTION 4.11.    Limitation on Liens.................................................................   52
SECTION 4.12.    Limitation on Transactions with Affiliates..........................................   53
SECTION 4.13.    Limitation on Asset Sales...........................................................   54
SECTION 4.14.    Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries.....   58
SECTION 4.15.    Limitation on Sale of Principal Properties..........................................   59
SECTION 4.16.    Limitation on Sale and Leaseback Transactions.......................................   63
SECTION 4.17.    Impairment of Security Interest.....................................................   63
SECTION 4.18.    Conduct of Business.................................................................   63
SECTION 4.19.    Maintenance of Insurance, Properties, Books and Records.............................   63

                                                ARTICLE 5

                                            SUCCESSOR COMPANY

SECTION 5.1.     Merger, Consolidation and Sale of Assets............................................   66

                                                ARTICLE 6

                                          DEFAULTS AND REMEDIES

SECTION 6.1.     Events of Default...................................................................   70
SECTION 6.2.     Acceleration........................................................................   72
SECTION 6.3.     Other Remedies......................................................................   72
SECTION 6.4.     Waiver of Past Defaults.............................................................   73
SECTION 6.5.     Control by Majority.................................................................   73
SECTION 6.6.     Limitation on Suits.................................................................   73
SECTION 6.7.     Rights of Holders To Receive Payment................................................   73
SECTION 6.8.     Collection Suit by Trustee..........................................................   74
SECTION 6.9.     Trustee May File Proofs of Claim....................................................   74
SECTION 6.10.    Priorities..........................................................................   74

SECTION 6.11.   Undertaking for Costs...............................................................   74

                                                 ARTICLE 7

                                                  TRUSTEE

SECTION 7.1.    Duties of Trustee...................................................................   75
SECTION 7.2.    Rights of Trustee...................................................................   75
SECTION 7.3.    Individual Rights of Trustee........................................................   77
SECTION 7.4.    Trustee's Disclaimer................................................................   77
SECTION 7.5.    Notice of Defaults..................................................................   78
SECTION 7.6.    Reports by Trustee to Holders.......................................................   78
SECTION 7.7.    Compensation and Indemnity..........................................................   78
SECTION 7.8.    Replacement of Trustee..............................................................   79
SECTION 7.9.    Successor Trustee by Merger.........................................................   79
SECTION 7.10.   Eligibility; Disqualification.......................................................   80
SECTION 7.11.   Preferential Collection of Claims Against Terra Capital.............................   80

                                                 ARTICLE 8

                                     DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.    Discharge of Liability on Notes; Defeasance.........................................   80
SECTION 8.2.    Conditions to Defeasance............................................................   81
SECTION 8.3.    Application of Trust Money..........................................................   82
SECTION 8.4.    Repayment to Terra Capital..........................................................   82
SECTION 8.5.    Indemnity for Government Obligations................................................   82
SECTION 8.6.    Reinstatement.......................................................................   83

                                                 ARTICLE 9

                                           AMENDMENTS AND WAIVERS

SECTION 9.1.    Without Consent of Holders..........................................................   83
SECTION 9.2.    With Consent of Holders.............................................................   84
SECTION 9.3.    Compliance with Trust Indenture Act.................................................   85
SECTION 9.4.    Revocation and Effect of Consents and Waivers.......................................   85
SECTION 9.5.    Notation on or Exchange of Notes....................................................   85
SECTION 9.6.    Trustee To Sign Amendments..........................................................   86

                                                 ARTICLE 10

                                                 GUARANTEES

SECTION 10.1.   Guarantees..........................................................................   86

SECTION 10.2.    Limitation on Liability............................................................    88
SECTION 10.3.    Successors and Assigns.............................................................    88
SECTION 10.4.    No Waiver..........................................................................    88
SECTION 10.5.    Modification.......................................................................    88
SECTION 10.6.    Release of Guarantor...............................................................    88
SECTION 10.7.    Execution of Supplemental Indenture for Future Guarantors..........................    89

                                                 ARTICLE 11

                                                MISCELLANEOUS

SECTION 11.1.    Trust Indenture Act Controls.......................................................    89
SECTION 11.2.    Notices............................................................................    89
SECTION 11.3.    Communication by Holders with Other Holders........................................    90
SECTION 11.4.    Certificate and Opinion as to Conditions Precedent.................................    90
SECTION 11.5.    Statements Required in Certificate or Opinion......................................    90
SECTION 11.6.    When Notes Disregarded.............................................................    91
SECTION 11.7.    Rules by Trustee, Paying Agent and Registrar.......................................    91
SECTION 11.8.    Legal Holidays.....................................................................    91
SECTION 11.9.    Governing Law......................................................................    91
SECTION 11.10.   No Recourse Against Others.........................................................    91
SECTION 11.11.   Successors.........................................................................    92
SECTION 11.12.   Multiple Originals.................................................................    92
SECTION 11.13.   Table of Contents; Headings........................................................    92
SECTION 11.14.   Severability Clause................................................................    92

                                                 ARTICLE 12

                                             SECURITY DOCUMENTS

SECTION 12.1.    Security Documents; Additional Collateral..........................................    92
SECTION 12.2.    Recording, Etc.....................................................................    95
SECTION 12.3.    Certain Dispositions of Collateral Without Release.................................    96
SECTION 12.4.    Possession, Use and Release of Collateral..........................................    99
SECTION 12.5.    Eminent Domain and Other Governmental Takings......................................   101
SECTION 12.6.    Trust Indenture Act Requirements...................................................   102
SECTION 12.7.    Suits To Protect the Collateral....................................................   103
SECTION 12.8.    Purchaser Protected................................................................   103
SECTION 12.9.    Powers Exercisable by Receiver or Trustee..........................................   103
SECTION 12.10.   Disposition of Obligations Received................................................   103
SECTION 12.11.   Determinations Relating to Collateral..............................................   104
SECTION 12.12.   Renewal and Refunding..............................................................   104
SECTION 12.13.   Release upon Termination of Issuer's Obligations...................................   104
SECTION 12.14.   Certain Actions by Trustee.........................................................   105

                                               ARTICLE 13

                                      APPLICATION OF TRUST MONIES

SECTION 13.1.   Trust Monies.......................................................................   105
SECTION 13.2.   Retirement of Notes................................................................   105
SECTION 13.3.   Withdrawals of Net Insurance Proceeds..............................................   106
SECTION 13.4.   Withdrawal of Trust Monies for Reinvestment........................................   109
SECTION 13.5.   Powers Exercisable Notwithstanding Event of Default................................   111
SECTION 13.6.   Powers Exercisable by Trustee or Receiver..........................................   111
SECTION 13.7.   Disposition of Notes Retired.......................................................   111
SECTION 13.8.   Investment of Trust Monies.........................................................   111

Signatures.........................................................................................   S-1

Exhibit A - Form of Note...........................................................................   A-1
Exhibit B - Form of Exchange Note..................................................................   B-1
Exhibit C - Form of Certificate To Be Delivered in Connection with Transfers to
     Non- QIB Accredited Investors.................................................................   C-1
Exhibit D - Form of Certificate To Be Delivered in Connection with Transfers
     Pursuant to Regulation S......................................................................   D-1
Exhibit E - Form of Guarantee......................................................................   E-1
Exhibit F - Form of Supplemental Indenture.........................................................   F-1
Exhibit G-1 - Form of Fixed Asset Intercompany Note................................................ G-1-1
Exhibit G-2 - Form of Unsecured Intercompany Note.................................................. G-2-1
Exhibit H-1 - Form of Mortgage.....................................................................   H-1
Exhibit H-2 - Form of Deed of Trust................................................................ H-2-1
Exhibit H-3 - Form of Leasehold Mortgage........................................................... H-3-1
Exhibit H-4 - Form of Leasehold Deed of Trust...................................................... H-4-1
Exhibit H-5 - Form of UK Debenture................................................................. H-5-1
Exhibit H-6 - Form of Canadian Charge.............................................................. H-6-1
Exhibit I - Forms of Security Agreement............................................................   I-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                              CROSS-REFERENCE TABLE

TIA Section                                                   Indenture Section
-----------                                                   -----------------
310(a)(1)...................................................  7.9; 7.10
   (a)(2)...................................................  7.10
   (a)(3)...................................................  N.A.
   (a)(4)...................................................  N.A.
   (b)......................................................  7.8; 7.10
   (b)(1)...................................................  7.10
   (c)......................................................  N.A.
311(a)......................................................  7.11
   (b)......................................................  7.11
312(a)......................................................  2.5
   (b)......................................................  2.5; 11.3
   (c)......................................................  11.3
313(a)......................................................  7.6
   (b)......................................................  7.6
   (c)......................................................  13.2
   (d)......................................................  7.6
314(a)......................................................  4.6; 4.7; 11.2
   (b)......................................................  N.A.
   (c)(1)...................................................  11.4
   (c)(2)...................................................  11.4
   (c)(3)...................................................  N.A.
   (d)......................................................  12.6
   (e)......................................................  11.5
   (f)......................................................  N.A.
315(a)......................................................  7.1
   (b)......................................................  7.5; 11.2
   (c)......................................................  7.1
   (d)......................................................  7.1
   (e)......................................................  6.11
316(a)(last sentence).......................................  11.6
   (a)(1)(A)................................................  6.5
   (a)(1)(B)................................................  6.4
   (a)(2)...................................................  N.A.
   (b)......................................................  6.7
317(a)(1)...................................................  6.9
   (a)(2)...................................................  6.9
   (b)......................................................  2.4
318(a)......................................................  11.1

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE dated as of October 10, 2001, among TERRA CAPITAL, INC., a Delaware corporation ("Terra Capital," "Issuer" or the "Company"), TERRA
                       -------------    ------          -------
INDUSTRIES INC., a Maryland corporation, as parent guarantor ("Parent"), certain
                                                               ------
of Parent's subsidiaries party hereto (each a "Guarantor" and, collectively with
                                               ---------
Parent, the "Guarantors") and U.S. BANK NATIONAL ASSOCIATION, a national banking
             ----------
association, as trustee (the "Trustee").
                              -------

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Terra Capital's 12 7/8% Senior Secured Notes due 2008:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1.  Definitions.
                        -----------

          "Acquired Indebtedness" means (1) with respect to any Person that
           ---------------------
becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to Parent or any Restricted Subsidiary, any Indebtedness of a Person (other than Parent or a Restricted Subsidiary) existing at the time such Person is merged with or into Parent or a Restricted Subsidiary, or Indebtedness expressly assumed by Parent or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

          "Affiliate" of any specified Person means any other Person, directly
           ---------
or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the
 -------
management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
 -----------       ----------

          "After-Acquired Property" means (i) in the case of Issuer or any
           -----------------------
Guarantor, any and all assets or property of the type constituting Collateral (including, without limitation, Principal Properties) acquired after the Issue Date including any assets or property of the type constituting Collateral (including, without limitation, Principal Properties) acquired by Issuer or any Guarantor from a transfer from Issuer or a Guarantor and (ii) in the case of any Restricted Subsidiary that is not a Guarantor, any and all assets or property of the type constituting Collateral (including, without limitation, Principal Properties) acquired after the Issue Date including any assets or property of the type constituting Collateral (including, without limitation, Principal Properties) acquired by such Restricted Subsidiary from a transfer from any other Subsidiary. Notwithstanding the foregoing, the terms "After-Acquired Property" shall not include any interest in Real Property having a Fair Market Value of less than $500,000 and any interest in Real Property having a Fair Market Value in excess of $1,000,000 shall constitute a "Principal Property."

          "amend" means amend, modify, supplement, restate or amend and restate,
           -----
including successively; and "amending" and "amended" have correlative meanings.
                             --------       -------

          "asset" means any asset or property, whether real, personal or mixed,
           -----
tangible or intangible.

          "Asset Sale" means any Transfer by Parent or any Restricted Subsidiary
           ----------
of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders), (ii) all or substantially all the assets of any division, business segment or comparable line of business of Parent or any Restricted Subsidiary or (iii) any other assets of Parent or any Restricted Subsidiary outside of the ordinary course of business of Parent or such Restricted Subsidiary. Notwithstanding the foregoing, the term "Asset Sale" shall not include (1) for purposes of Section 4.13, a Transfer (a) that constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.10 or (b) consummated in compliance with Section 4.15 or
Section 5.1; (2) sales of accounts receivable of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the Fair Market Value thereof; (3) sales or grants of non-exclusive licenses to use the patents, trade secrets, know-how and other intellectual property of Parent or any Restricted Subsidiary to the extent that such licenses are granted in the ordinary course of business, and do not prohibit Parent or any Restricted Subsidiary from using the technologies licensed and do not require Parent or any Restricted Subsidiary to pay any fees for any such use; (4) a Transfer pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of Parent or any Restricted Subsidiary with a Lien on such assets, if such Lien is permitted under this Indenture; (5) a Transfer involving only Temporary Cash Investments or inventory in the ordinary course of business; (6) any Transfer of damaged, worn-out or obsolete equipment in the ordinary course of business; (7) the lease or sublease of any real or personal property in the ordinary course of business; provided that, to the extent such property
                             --------
constitutes Collateral, such lease or sublease shall comply with the provisions of the applicable Security Documents; (8) the sale at cost of equipment pursuant to a program in which participants agree to purchase or construct and maintain specific spare parts necessary to operate production facilities in the Permitted Business; or (9) a Transfer of assets having a Fair Market Value and a sale price of less than $1.0 million.

          "Attributable Debt" in respect of a Sale and Leaseback Transaction
           -----------------
means, as at the time of determination, the present value (discounted at the implied interest rate in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

          "Bank Collateral Agent" means the Person designated as administrative
           ---------------------
and collateral agent under the Credit Facility or a Person otherwise performing the duties typical of a collateral agent under a credit facility like the Credit Facility.

          "Basket" has the meaning set forth in Section 4.10.
           ------

            "Board of Directors" means the Board of Directors of Parent or any
             ------------------
committee thereof duly authorized to act on behalf of such Board under this Indenture.

            "Business Day" means each day which is not a Legal Holiday.
             ------------

            "Capital Lease Obligations" means an obligation that is required to
             -------------------------
be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any Person means any and all shares, interests,
             -------------
rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Change of Control" means the occurrence of any of the following
             -----------------
events:

            (i)   Issuer ceases to be a Wholly Owned Subsidiary of Parent;

            (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of Parent;

            (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to the Board of Directors or whose nomination for election by the shareholders of Parent was approved by a vote of 66 2/3% of the directors of Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

            (iv) Parent consolidates with or merges with or into another Person or another Person merges with or into Parent, or all or substantially all the assets of Parent and the Restricted Subsidiaries, taken as a whole, are Transferred to another Person (other than to a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Parent that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Parent are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, se-curities of the surviving Person that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; or

            (v) Parent or Issuer liquidates or dissolves or the stockholders of Parent adopt a plan of liquidation or dissolution.

            "Code" means the Internal Revenue Code of 1986, as amended.
             ----

            "Collateral" means, collectively, all of the property and assets
             ----------
that are from time to time subject to or are required to be subject to the Lien of this Indenture and the Security Documents other than Second Lien Collateral.

            "Collateral Account" means the collateral account established
             ------------------
pursuant to Section 13.1.

            "Collateral Permitted Liens" means:
             --------------------------

      (1) Liens securing obligations under this Indenture, the Notes, the Guarantees and the Security Documents in favor of the Trustee;

      (2)   Liens in favor of Issuer or any Guarantor; provided that such Liens
                                                       --------
            do not secure obligations that are assigned to any Person other than the Trustee pursuant to the Security Documents;

      (3) Liens on assets of a Person at the time such Person becomes a Subsidiary; provided that (a) such Lien was not incurred in
                        --------
            anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary and (b) such Lien does not extend to or cover any assets of Parent or any other Restricted Subsidiary;

      (4) Liens existing on the Issue Date to the extent permitted by the applicable Security Document;

      (5) Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, mechanics', landlords', materialmen's, employees', laborers', employers', suppliers', banks', repairmen's and other like Liens, in each case, for sums not yet due or that (a) are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP and (b) satisfy the Contested Collateral Lien Conditions;

      (6) Liens for taxes, assessments and governmental charges not yet due or payable or subject to penalties for non-payment or that (a) are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP and (b) satisfy the Contested Collateral Lien Conditions;

      (7) Liens on assets acquired or constructed after the Issue Date securing Purchase Money Indebtedness and Capital Lease Obligations; provided that such Liens shall in no event extend to or cover any
            --------
            assets other the assets acquired or constructed after the Issue Date with the proceeds of such Purchase Money Indebtedness or Capital Lease Obligations;

      (8) zoning restrictions, easements, rights-of-way, restrictions on the use of real property, other similar encumbrances on real property incurred in the ordinary course of business and minor irregularities of title to real property that do not (a) secure Indebtedness or (b) individually or in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of Parent and the Restricted Subsidiaries at such real property;

      (9) terminable or short-term leases or permits for occupancy, which leases or permits (a) expressly grant to Parent or any Restricted Subsidiary the right to terminate them at any time on not more than six months' notice, (b) do not individually or in the aggregate interfere with the operation of the business of Parent or any Restricted Subsidiary or individually or in the aggregate impair the use (for its intended purpose) or the value of the property subject thereto and (c) are subordinated to the Liens granted and evidenced by the Security Documents in accordance with the provisions thereof;

      (10) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default; provided that any
                                                            --------
            such Liens shall be paid, discharged, bonded or stayed prior to the sale or forfeiture of any portion of the Collateral on account of such Liens;

      (11) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Parent or any Restricted Subsidiary in accordance with the provisions of this Indenture or the applicable Security Documents, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either
            --------
            directly or indirectly) the repayment of any Indebtedness;

      (12) Liens securing Refinancing Indebtedness relating to Collateral Permitted Liens of the type described in clauses (3) and (7) of this definition; provided that such Liens extend only to the assets
                        --------
            securing the Indebtedness being Refinanced; and

      (13) other Liens securing obligations (not constituting indebtedness for money borrowed) in an aggregate amount, together with the aggregate amount of any obligations secured pursuant to clause (10) of the definition of "Permitted Liens," not to exceed

     $2.0 million at any time outstanding; provided that such Liens shall in no
                                           --------
     event extend to or cover any assets constituting Principal Properties encumbered by a mortgage, deed of trust or foreign equivalent thereof in favor of the Trustee except to the extent permitted thereby.

     "Commission" or "SEC" means the Securities and Exchange Commission.
      ----------      ---

     "Comparable Treasury Issue" means the United States Treasury security
      -------------------------
selected by a Reference Treasury Dealer as having a maturity comparable to the Stated Maturity of the principal of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the Notes.

     "Comparable Treasury Price" means, with respect to any date of redemption
      -------------------------
or purchase: (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such date of redemption or purchase, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations.

     "Consolidated Coverage Ratio" of any date of determination means the ratio
      ---------------------------
of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (ii) Consolidated Fixed Charges for such four fiscal quarters; provided that (1) if
                                                          --------
Parent or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had
            --- -----
been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period), (2) if since the beginning of such period Parent or any Restricted Subsidiary shall have Transferred any assets outside the ordinary course of business, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Transfer for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of Parent or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent Parent and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to Parent and its continuing Restricted Subsidiaries in connection with such Transfer for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period Parent or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro
                                                                            ---
forma effect thereto (including the incurrence of any Indebtedness) as if such
-----
Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Transfer of assets outside the ordinary course of business, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or clause
(3) above if made by Parent or a Restricted Subsidiary during such period, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Transfer, Investment or acquisition
       --- -----
occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given
                                               --- -----
to an acquisition of assets, the amount of income, earnings or expense relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be prepared in accordance with Regulation S-X and after giving effect to any Pro
                                                                             ---
Forma Cost Savings. If any Indebtedness bears a floating rate of interest and is
-----
being given pro forma effect, the interest of such Indebtedness shall be
            --- -----
calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Fixed Charges" means, with respect to any period, the sum
      --------------------------
(without duplication) of (i) the interest expense of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt issuance costs and debt discount, (b) the net payments, if any, under Interest Rate Agreements (including amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) accrued interest and (e) commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, (ii) the interest component of the Capital Lease Obligations paid or accrued during such period, (iii) all interest capitalized during such period, (iv) interest accrued during such period on Indebtedness of the type described in clause (6) or (7) of the definition of "Indebtedness" and (v) the product of (x) the amount of all dividends on any series of Preferred Stock of Parent and the Restricted Subsidiaries (other than dividends paid in Qualified Stock and other than dividends paid to Parent or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the
            -----
denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of Parent, expressed as a decimal; excluding,
                                                                     ---------
however, any amount of such interest of any Restricted Subsidiary if the net
-------
income (or loss) of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (iii) of the proviso in the definition thereof (but only in the same proportion as the net income (or loss) of such Restricted Subsidiary is so excluded from the calculation of Consolidated Net Income).

          "Consolidated Net Income" means, for any period, the net income (or
           -----------------------
loss) of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied; provided that
                                                                 --------
there shall not be included in such Consolidated Net Income: (i) any extraordinary gains or extraordinary losses; (ii) any net income or loss of any Person if such Person is not a Restricted Subsidiary, except that the equity of Parent or any Restricted Subsidiary in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actualy distributed by such Person during such period to Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below); (iii) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, without prior approval (that has not been obtained), pursuant to the terms of its charter or any agreement, instrument and governmental regulation applicable to such Restricted Subsidiary or its stockholders; (iv) any gain or loss realized upon the sale or other disposition of (x) any assets (including pursuant to Sale and Leaseback Transactions) which are not sold or otherwise disposed of in the ordinary course of business or (y) any Capital Stock of any Person; and (v) the cumulative effect of a change in accounting principles; provided, further, that
                                             --------  -------
Consolidated Net Income shall be reduced by the product of (x) the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Stock and other than dividends paid to Parent or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times (y) a
                                                                    -----
fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of Parent, expressed as a decimal.

          "Consolidated Net Worth" means with respect to any Person on any date,
           ----------------------
the equity of the common and preferred stockholders of such Person and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied, less any amount attributable to Unrestricted Subsidiaries.

          "Contested Collateral Lien Conditions" shall mean, with respect to any
           ------------------------------------
Collateral Permitted Lien of the type described in clauses (5) and (6) of the definition of "Collateral Permitted Lien," the following conditions:

     (1) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

     (2) in the event the amount of any such Lien shall exceed $250,000, at the option and upon request of the Trustee, Parent or the applicable Restricted Subsidiary shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Trustee's reasonable estimate of all interest and penalties related thereto; and

     (3) such Lien shall in all respects be subject and subordinated in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

            "Corporate Trust Office" means the office of the Trustee located at
             ----------------------
180 East Fifth Street, St. Paul, Minnesota 55101; provided that corporate trust
                                                  --------
office or Trustee's Office located in New York, shall mean the office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005.

            "Coverage Ratio Exception" has the meaning set forth in the proviso
             ------------------------
in Section 4.9(a).

            "Credit Facility" means one or more unsubordinated credit
             ---------------
agreements, including the Amended and Restated Revolving Credit Agreement dated on or about the Issue Date among Issuer, Terra UK, TNLP, the guarantors party thereto, the lenders party thereto and Citicorp USA, Inc., as administrative and collateral agent, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or Refinanced from time to time, including any agreement or agreements extending the maturity of, or Refinancing (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder), all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

            "Currency Agreement" means, with respect to any Person, any foreign
             ------------------
exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

            "Default" means any event which is, or after notice or passage of
             -------
time or both would be, an Event of Default.

            "Depository" means The Depository Trust Company, its nominees and
             ----------
their respective successors.

            "Designated Preferred Stock" means preferred stock of Parent that is
             --------------------------
designated as Designated Preferred Stock pursuant to an officers' certificate executed by the principal executive officer and the principal financial officer of Parent on the issuance date thereof, the Net Cash Proceeds of which do not increase the Basket and are not used for purposes of Section 4.10(b)(2).

            "Destruction" means any damage to, loss or destruction of all or any
             -----------
portion of the Collateral. "Destroyed" shall have a correlative meaning.
                            ---------

            "Disqualified Stock" means, with respect to any Person, any Capital
             ------------------
Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes; provided that any class of Capital Stock of such
                              --------
Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pur-
suant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Qualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Qualified Stock; provided, further, that any
                                                   --------  -------
Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require Parent or any Restricted Subsidiary to redeem or purchase such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than Section 4.8 and such Capital Stock specifically provides that Parent or such Restricted Subsidiary will not redeem or purchase any such Capital Stock pursuant to such provisions prior to Issuer's purchase of the Notes as required pursuant to Section 4.8.

            "Domestic Subsidiary" means a Restricted Subsidiary of Parent that
             -------------------
is not a Foreign Subsidiary.

            "EBITDA" for any period means the sum of Consolidated Net Income for
             ------
such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Fixed Charges, (ii) income tax expense determined on a consolidated basis in accordance with GAAP,
(iii) depreciation expense determined on a consolidated basis in accordance with GAAP, (iv) amortization expense determined on a consolidated basis in accordance with GAAP, (v) minority interest and (vi) all other non-cash items reducing such Consolidated Net Income (excluding (x) any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursements to be made in any subsequent period and (y) the amount attributable to minority interests) for such period; provided that EBITDA shall be reduced by (a) all non-cash items
             --------
increasing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of cash receipts to be received in a subsequent period and (y) the amount attributable to minority interest); and (b) amounts paid as dividends or distributions to any Person other than Parent or any Restricted Subsidiary. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of Parent shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or otherwise distributed to Parent by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments and governmental regulations applicable to such Subsidiary or its stockholders.

            "Exchange Act" means the Securities Exchange Act of 1934, as
             ------------
amended.

            "Exchange Notes" means the 12 7/8% Senior Secured Notes due 2008,
             --------------
Series B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

            "Fair Market Value" means, with respect to any asset, the price
             -----------------
(after taking into account any liabilities relating to such asset) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $5.0 million shall be determined by the Board of Directors acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee. Fair Market Value (other than of any asset with a public trading market) in excess of $15.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion delivered to the Trustee.

            "Fixed Asset Intercompany Note" means an unsubordinated promissory
             -----------------------------
note substantially in the form attached as Exhibit G-1 hereto; provided that
                                           -----------         --------

      (1) each such note shall be secured by the Fixed Assets of the obligor thereof and assigned to the Trustee as Collateral under this Indenture;

      (2) the Stated Maturity of, and interest payment dates on, each such note shall be the same as those for the Notes;

      (3) the interest rate on each such note shall be equal to the weighted average interest rate of borrowings under the Credit Facility; and

      (4) any such note outstanding on the Issue Date will not be permitted to be prepaid below the amount outstanding on the Issue Date, except that (x) any such note will be permitted to be prepaid at any time to the extent that, after giving effect to the prepayment, the aggregate principal amount of all Fixed Asset Intercompany Notes then outstanding exceeds the aggregate principal amount of Notes then outstanding and (y) the TNLP Intercompany Note may be repaid under the conditions described in paragraph 12 thereof.

            "Fixed Assets" means assets of the type constituting Collateral
             ------------
other than the limited partnership interests issued by TNCLP and any Fixed Asset Intercompany Note.

            "Foreign Subsidiary" means a Restricted Subsidiary that is
             ------------------
incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which a majority of its sales (determined on a consolidated basis in accordance with GAAP) is generated from or derived from operations outside the United States of America and a majority of its assets is located outside the United States of America.

            "GAAP" means generally accepted accounting principles in the United
             ----
States of America as in effect on the date hereof, except that Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," shall be given effect when adopted by Parent and its Subsidiaries.

            "guarantee" means any obligation, contingent or otherwise, of any
             ---------
Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee"
                                          --------                ---------
shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.
                       ---------
The term "guarantor" shall mean any Person guaranteeing any obligation.
          ---------

            "Guarantee" means a full and unconditional senior guarantee of the
             ---------
Notes pursuant to Article 10, secured pursuant to the Security Documents.

            "Guarantor" means (i) each of Beaumont Ammonia Inc., a Delaware
             ---------
corporation; Beaumont Holdings Corporation, a Delaware corporation; BMC Holdings Inc., a Delaware corporation; Port Neal Corporation, a Delaware corporation; Terra (UK) Holdings Inc., a Delaware corporation; Terra Capital Holdings, Inc., a Delaware corporation; Terra Industries Inc., a Maryland corporation; Terra International (Oklahoma) Inc., a Delaware corporation; Terra International, Inc., a Delaware corporation; Terra Methanol Corporation, a Delaware corporation; Terra Nitrogen Corporation, a Delaware corporation; and Terra Real Estate Corp., an Iowa corporation; and (ii) any other Restricted Subsidiary of Parent that issues a Guarantee of the Notes, in each case, until such Person is released from its Guarantee in accordance with Section 10.6.

            "Hedging Obligations" of any Person means the obligations of such
             -------------------
Person pursuant to any Interest Rate Agreement or Currency Agreement entered into in the ordinary course of business and not for speculative purposes.

            "Holder" or "Noteholder" means the Person in whose name a Note is
             ------      ----------
registered on the Registrar's books.

            "incur" means issue, create, assume, guarantee, incur or otherwise
             -----
become liable for; provided that any Indebtedness or Capital Stock of a Person
                   --------
existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be considered an incurrence of Indebtedness. The term "incurrence" when used as a
                                                    ----------
noun shall have a correlative meaning.

            "Indebtedness" means, with respect to any Person, without
             ------------
duplication, and whether or not contingent, (1) all indebtedness of such Person for borrowed money or for the deferred purchase price of assets or services or which is evidenced by a note, bond, debenture or similar instrument, to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (2) all Capital Lease Obligations of such Person, (3) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (4) net obligations of such Person under Interest Rate Agreements or Currency Agreements, (5) all Disqualified Stock issued by such Person and all preferred stock issued by any Subsidiary of such Person, in each case, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon, (6) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (1) through (5) above and (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall
                           --------
be the lesser of (x) the Fair Market Value of such asset at such date of determination and (y) the amount of such Indebtedness.

            For the avoidance of doubt, "Indebtedness" shall not include:

      (a) current trade payables incurred in the ordinary course of business and payable in accordance with customary practices;

      (b)   deferred tax obligations;

      (c)   minority interest;

      (d)   uncapitalized interest;

      (e) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business; and

      (f) obligations of Parent or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business.

            For purposes hereof, the "maximum fixed repurchase price" of any
                                      ------------------------------
Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such Fair Market Value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided that the amount outstanding at any time
                              --------
of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

            "Indenture" means this Indenture as amended or supplemented from
             ---------
time to time by one or more supplemental indentures entered into pursuant to the applicable provisions hereof or otherwise in accordance with the terms hereof.

            "Independent Financial Advisor" means a firm (i) which does not, and
             -----------------------------
whose directors, officers or Affiliates do not, have a material financial interest in Parent or any of its Subsidiaries; and (ii) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Initial Notes" means the 12 7/8% Senior Secured Notes due 2008 of
             -------------
Terra Capital originally issued on the Issue Date.

            "Initial Purchasers" means, collectively, Salomon Smith Barney Inc.
             ------------------
and Credit Suisse First Boston Corporation.

            "Insurance Certificate" shall mean a certificate evidencing the
             ---------------------
Insurance Requirements (i) in substantially the form commonly known as "ACORD 27" that (A) provides that the insurance has been issued, is in full force and effect, and conveys all the rights and privileges afforded under the Insurance Policies, (B) provides an unequivocal obligation to give notice in advance to additional interest parties of termination and notification in advance of changes and (C) purports to convey all the privileges of the Insurance Policies to the certificate holders and (ii) that otherwise complies with the requirements with respect thereto set forth in Article 7.

            "Intercreditor Agreement" shall mean the access, use and
             -----------------------
intercreditor agreement dated as of the date hereof among the Trustee, the Bank Collateral Agent, the Issuer, Terra UK, TNLP and the Guarantors.

            "interest" means, with respect to the Notes, the sum of any interest
             --------
and any Liquidated Damages on the Notes.

            "Interest Rate Agreement" means any interest rate swap agreement,
             -----------------------
interest rate cap agreement or other financial agreement or arrangement.

            "Investment" in any Person means any direct or indirect advance,
             ----------
loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. "Investment" excludes (a) any Restricted Payment of the type described in clause
(ii) of the definition thereof and (b) any purchase or acquisition of Indebtedness of Parent or any of its Subsidiaries. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.10, (i) "Investment" shall include the portion (proportionate to Parent's direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; (ii) any asset Transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such Transfer; and (iii) if Parent or any Restricted Subsidiary Transfers any Capital Stock of any direct or indirect Restricted Subsidiary, or any Restricted Subsidiary issues Capital Stock, such that, after giving effect to any such Transfer or issuance, such Person is no longer a Restricted Subsidiary, Parent shall be deemed to have made an Investment on the date of any such Transfer or issuance equal to the Fair Market Value of the Capital Stock of such Person held by Parent or such Restricted Subsidiary immediately following any such Transfer or issuance.

            "Issue Date" means October 10, 2001.
             ----------

            "Issuer Surviving Entity" has the meaning set forth in Section 5.1.
             -----------------------

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking
             -------------
institutions are not required to be open in the State of New York.

            "Lien" means, with respect to any asset, any mortgage, deed of
             ----
trust, lien, pledge, charge, debenture, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the UCC or equivalent statutes) of any jurisdiction other than to evidence a lease.

            "Liquidated Damages" has the meaning set forth in paragraph 8 of the
             ------------------
Initial Notes.

            "Make Whole Amount" means the excess, if any, of (i) an amount equal
             -----------------
to the sum of the present values of the remaining scheduled payments of principal of the Notes to be redeemed or purchased and the scheduled payment of interest thereon to originally scheduled maturity, discounted to the redemption or purchase date (assuming a 360-day year consisting of twelve 30-day months) at the Special Adjusted Treasury Rate from the respective dates on which such principal and interest would have been payable over (ii) the principal amount of the Notes being redeemed or purchased.

            "Mortgage" means (i) in the case of Real Property located in the
             --------
United States, each mortgage instrument (or deed of trust) and assignment of leases and rents, in the case of owned Real Property, substantially in the form of Exhibit H-1 or Exhibit H-2 hereto (as appropriate) and, in the case of leased
   -----------    -----------
Real Property, substantially in the form of Exhibit H-3 or Exhibit H-4 hereto
                                            -----------    -----------
(as appropriate) (in each case, including such changes to such form as may be necessary or desirable to conform to applicable local laws or customs regarding property in the jurisdiction where such instrument is to be recorded), in each case described in clauses (i), (ii) and (iii) of this definition, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, or (ii) in the case of Real Property located in the United Kingdom or Canada, each charge, mortgage instrument or debenture (and each debenture delivery agreement, if any, relating thereto), substantially in the form of Exhibit H-3 or Exhibit H-4 hereto (to the
                                       -----------    -----------
extent Exhibit H-4 encumbers Real Property), respectively, or (iii) in the case
       -----------
of Real Property located in any jurisdiction other than the United States or a state thereof or the District of Columbia or the United Kingdom or Canada intended to be encumbered by a Mortgage hereby, in such form as shall be necessary or desirable to create a valid, enforceable, perfected Lien on such Real Property in favor of the Trustee under the laws of such jurisdiction, continuing the provisions set forth in Exhibit H-1 or H-3 (as appropriate) to the greatest extent permitted under the applicable laws of such jurisdiction, in each case described in clauses (i), (ii) and (iii) of this definition, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "Mortgaged Property" means any Real Property that is subject to a
             ------------------
Mortgage.

            "Net Available Proceeds" from an Asset Sale or a Sale of a Principal
             ----------------------
Property means the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such transaction, which amount is equal to the excess, if any, of: (i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or moneti-zation of, a note or installment receivable or otherwise, but only as and when received) in connection with such transaction, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such person in connection with such transaction, plus (b) all fees, commissions, and other expenses incurred by such Person in connection with such transaction, plus (c) provision for taxes, including income taxes, attributable to the transaction or attributable to required prepayments or repayments of Indebtedness with the proceeds of such transaction, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such transaction undertaken by Parent or any of its Restricted Subsidiaries in connection with such transaction, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such transaction.

            "Net Cash Proceeds," with respect to any issuance or sale of Capital
             -----------------
Stock, means the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a direct result thereof.

            "Net Insurance Proceeds" means the insurance proceeds (excluding
             ----------------------
liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it) or condemnation awards actually paid as a result of any Destruction or Taking of all or any portion of the Collateral less costs incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction or Taking, including fees and expenses of attorneys and insurance adjusters paid by Parent or any Restricted Subsidiary. For the avoidance of doubt, Net Insurance Proceeds do not include proceeds from business interruption insurance.

            "Non-U.S. Person" means a Person who is not a U.S. Person, as
             ---------------
defined in Regulation S.

            "Notes" shall mean the Initial Notes and the Exchange Notes.
             -----

            "Obligations" means, with respect to any Indebtedness, any
             -----------
principal, interest, penalties, fees, indemnification, reimbursements, cost, expenses, damages and other liabilities payable under the documentation at such time governing such Indebtedness.

            "Offering Memorandum" means the offering memorandum, dated October
             -------------------
3, 2001, relating to the Initial Notes.

            "Officer" means, with respect to Parent, the Chairman of the Board,
             -------
any Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President or Vice President, the Secretary or any Assistant Secretary.

            "Officers' Certificate" means, with respect to any Person, a
             ---------------------
certificate signed by two Officers, one of which is the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President or any Executive Vice President.

            "Opinion of Counsel" means a written opinion from legal counsel who
             ------------------
is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Parent or the Trustee.

            "Parent Surviving Entity" has the meaning set forth in Section 5.1.
             -----------------------

            "Permitted Business" means (i) the same or a similar line of
             ------------------
business as Parent and the Restricted Subsidiaries are engaged in on the date hereof as described in the Offering Memorandum and (ii) such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.

            "Permitted Holders" means Anglo American plc, an English public
             -----------------
limited company, and its Affiliates.

            "Permitted Indebtedness" has the meaning set forth in Section
             ----------------------
4.9(b).

            "Permitted Investment" means:
             --------------------

      (1) any Investment in Temporary Cash Investments or the Notes or the Exchange Notes;

      (2)   any Investment in Issuer or any Guarantor;

      (3) any Investment by Parent or any Restricted Subsidiary in a Person, if as a result of such Investment: (x) such Person becomes a Guarantor; or (y) such Person is merged or consolidated with or into, or Transfers or conveys all or substantially all of its assets to, or is liquidated into, Issuer or a Guarantor;

      (4) any Investment by any Foreign Subsidiary in (x) any other Foreign Subsidiary; or (y) any Person if as a result of such Investment, (i) such Person becomes a Foreign Subsidiary, or (ii) such Person is merged or consolidated with or into, or Transfers or conveys all or substantially all of its assets to, or is liquidated into, any Foreign Subsidiary;

      (5) receivables owing to Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided
                                                                    --------
            that such trade terms may include such concessionary trade terms as Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

      (6) loans or advances to employees of Parent or any Restricted Subsidiary that are made in the ordinary course of business consistent with past practices of Parent or such Restricted Subsidiary;

      (7) Investments in any Person to the extent such Investment represents the non-cash portion of the consideration received in an Asset Sale or Sale of a Principal Property as permitted pursuant to Section
            4.13 or Section 4.15;

      (8) Investments of cash or Temporary Cash Investments in any Restricted Subsidiary that is not a Guarantor in the form of Indebtedness that is not subordinated by its terms to any other obligations; provided
                                                                       --------
            that

            (a) any such Investment made with proceeds from the Transfer of
                Fixed Assets shall be evidenced by a Fixed Asset Intercompany
                Note issued by such Restricted Subsidiary to the Person that makes such Investment; and

            (b) to the extent that the aggregate amount of Indebtedness owed to
                Issuer or any Guarantor by such Restricted Subsidiary (other than those evidenced by a Fixed Asset Intercompany Note) after giving effect to such Investment is greater than the aggregate amount of such Indebtedness outstanding on the Issue Date, such Investment shall be evidenced by an unsecured promissory note issued by such Restricted Subsidiary to the Person that makes such Investment, on which note the Bank Collateral Agent under the Credit Facility shall have a first priority Lien and the Trustee shall have a second priority Lien (which priorities shall be governed by the Intercreditor Agreement);

      (9) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

      (10) Hedging Obligations incurred pursuant to clause (7) of the definition of "Permitted Indebtedness";

      (11) Investments in joint ventures not to exceed $10.0 million at any time outstanding; provided that each such joint venture is engaged
                              --------
            only in a Permitted Business;

      (12) any Investment by Parent or a Wholly Owned Subsidiary of Parent in a Securitization Entity; provided that such Investment is in the form
                                   --------
            of a Purchase Money Note or an equity interest or interests in accounts receivable generated by Parent or any of its Subsidiaries;

      (13) any Indebtedness of Parent to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by Parent from any such Subsidiary which assets are subsequently conveyed by Parent to a Securitization Entity in a Qualified Securitization Transaction;

      (14) any guarantees of Indebtedness permitted by clause (6) or (17) of the definition of "Permitted Indebtedness";

      (15)  an Investment by TNCLP or TNLP in the other; and

      (16) additional Investments in an aggregate amount not to exceed $10.0 million at any time outstanding.

          The amount of any Investments outstanding for purposes of clause (11) or (16) above and the amount of Investments deemed made since the Issue Date for purposes of Section 4.10(b)(8) shall be equal to the aggregate amount of Investments made pursuant to such clause reduced (but not below zero) by the following (to the extent not included in the calculation of Consolidated Net Income for purposes of determining the Basket and without duplication):

     (a) the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by Parent or any Restricted Subsidiary upon the sale or other disposition of any Investment made pursuant to such clause;

     (b) the net reduction in Investments made pursuant to such clause resulting from dividends, repayments of loans or advances or other Transfers of assets to Parent or any Restricted Subsidiary;

     (c) to the extent that the amount available for Investments under such clause was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary; and

     (d) the net reduction in Investments made pursuant to such clause resulting from repayment of letters of credit or the expiration of letters of credit undrawn.

          "Permitted Liens" means:
           ---------------

     (1) Liens of the type described in the definition of "Collateral Permitted Liens" (other than clause (2) thereof), without giving effect to any requirement of compliance with the Contested Collateral Lien Conditions;

     (2) Liens encumbering the Revolving Credit Collateral and the Second Lien Collateral securing the Credit Facility;

     (3) Liens securing Hedging Obligations of the type described in clause (7) of the definition of "Permitted Indebtedness";

     (4) Liens securing Indebtedness of Foreign Subsidiaries (other than Principal Property Subsidiaries);

     (5)  Liens in favor of Issuer or any Guarantor; provided that such Liens do
                                                     --------
          not secure obligations that are assigned to any Person other than the Trustee pursuant to the Security Documents or the Bank Collateral Agent pursuant to the Credit Facility;

     (6) Liens on assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Lien was not incurred in
                                --------
          anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary;

     (7) pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products;

     (8) Liens in favor of banks that arise under Article 4 of the UCC on items in collection and documents relating thereto and proceeds thereof and Liens arising under Section 2-711 of the UCC;

     (9) Liens arising or that may be deemed to arise in favor of a Securitization Entity arising in connection with a Qualified Securitization Transaction;

     (10) other Liens securing obligations in an aggregate amount, together with the aggregate amount of any obligations secured pursuant to clause
          (13) of the definition of "Collateral Permitted Liens," not to exceed $2.0 million at any time outstanding;

     (11) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent or deposits as security for the payment of insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), in each case incurred in the ordinary course of business;

     (12) Liens in favor of issuers of surety, performance, judgment, appeal and like bonds or letters of credit issued in the ordinary course of business;

     (13) Liens occurring solely by the filing of a UCC statement, which filing has not been consented to by Parent or any Restricted Subsidiary;

     (14) any obligations or duties affecting any property of Parent or any Restricted Subsidiary to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

     (15) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

     (16) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; and

     (17) deposits, pledges or other Liens to secure obligations under purchase or sale agreements.

               "Person" means any individual, corporation, partnership, joint
                ------
venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               "Pledgor" means each of Issuer, Parent and the Restricted
                -------
Subsidiaries party to any of the Security Documents executed on the date hereof and each other party that becomes a pledgor, mortgagor, transferor or assignor under any Security Document.

               "Preferred Stock," as applied to the Capital Stock of any
                ---------------
corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

               "principal" of a Note means the principal of the Note plus the
                ---------
premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

               "Principal Properties" means (1) each of the facilities at or
                --------------------
near the following locations described in the Offering Memorandum: (a) Beaumont, Texas, (b) Billingham, U.K., (c) Blytheville, Arkansas, (d) Courtright, Ontario,
(e) Port Neal, Iowa, (f) Severnside, U.K., (g) Verdigris, Oklahoma and (h) Woodward, Oklahoma and (2) each other real property of Parent or any Subsidiary required, pursuant to this Indenture and the Security Documents, to be pledged to the Trustee as a "Principal Property."

               "Principal Property Subsidiaries" means (1) each of the following
                -------------------------------
Subsidiaries of Parent: (a) Beaumont Ammonia Inc., a Delaware corporation, (b) BMC Holdings Inc., a Delaware corporation, (c) Port Neal Corporation, a Delaware corporation, (d) Terra International (Canada) Inc., an Ontario corporation, (e) Terra International (Oklahoma) Inc., a Delaware corporation, (f) Terra Nitrogen (U.K.) Ltd., an English company, (g) Terra Nitrogen Company, L.P., a Delaware limited partnership, (h) Terra Nitrogen, Limited Partnership, a Delaware limited partnership, and (i) Terra Real Estate Corp., a Delaware corporation and (2) any other Subsidiary that owns any Principal Property.

               "Prior Liens" has the meaning ascribed to that term in the
                -----------
applicable Security Document.

               "Private Placement Legend" means the legend initially set forth
                ------------------------
on the securities in the form set forth in Section 2.13.

               "Pro Forma Cost Savings" means, with respect to any period, the
                ----------------------
reduction in costs that occurred during the period that were (1) directly attributable to an acquisition and calculated on a basis that is consistent with
Article 11 of Regulation S-X as in effect on the date hereof or (2) implemented by the business that was the subject of any such acquisition within one year of the date of the acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses (except to the extent capi-talized on Parent's consolidated balance sheet) incurred or to be incurred for the period in order to achieve such reduction in costs.

               "Prudent Operator" has the meaning set forth in the applicable
                ----------------
Security Document.

               "Purchase Money Indebtedness" means Indebtedness (i) consisting
                ---------------------------
of the deferred purchase price of assets, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition by Parent or a Restricted Subsidiary of such asset, including additions and improvements; provided that any Lien arising in
                                             --------
connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided,
                                                                     --------
further that such Indebtedness is incurred within 120 days after such
-------
acquisition of, or the completion of construction of, such asset by Parent or Restricted Subsidiary.

               "Purchase Money Note" means a promissory note evidencing a line
                -------------------
of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, Parent or any of its Subsidiaries in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

               "Qualified Institutional Buyer" or "QIB" shall have the meaning
                -----------------------------      ---
specified in Rule 144A under the Securities Act.

               "Qualified Securitization Transaction" means any transaction or
                ------------------------------------
series of transactions that may be entered into by Parent, any Restricted Subsidiary or a Securitization Entity pursuant to which Parent or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (i) a Securitization Entity or Parent or any Restricted Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by Parent or such Restricted Subsidiary) and (ii) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of Parent or any Restricted Subsidiary which arose in the ordinary course of business of Parent or such Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

               "Qualified Stock" means any Capital Stock of Parent other than
                ---------------
Disqualified Stock.

               "Real Property" means any interest in any real property or any
                -------------
portion thereof whether owned in fee or leased or otherwise owned.

               "Reference Treasury Dealer" means each of (i) Salomon Smith
                -------------------------
Barney Inc. or any successor; provided that if the foregoing shall not be a
                              --------
primary U.S. Government securities dealer in New York City (a "Primary Treasury
                                                               ----------------
Dealer"), Issuer shall substitute therefor another Primary Treasury Dealer and
------
(ii) any Primary Treasury Dealer selected by Issuer.

               "Reference Treasury Dealer Quotations" means, with respect to
                   ------------------------------------
each Reference Treasury Dealer on any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

               "Refinance" means, in respect of any Indebtedness, to refinance,
                ---------
extend, increase, replace, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.
               ----------       -----------

               "Refinancing Indebtedness" means with respect to any
                ------------------------
Indebtedness, Indebtedness incurred to Refinance such Indebtedness that does not:

          (1) result in an increase in the aggregate principal amount of Indebtedness being Refinanced as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred in connection with such Refinancing) or

          (2) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if the Indebtedness being Refinanced is subordinated by its
--------
terms to the Notes or a Guarantee, then such Refinancing Indebtedness shall be subordinated by its terms to the Notes or such Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced and
(y) the obligor(s) on the Refinancing Indebtedness shall not include any Person that is not the Issuer or a Guarantor or a Person that is an obligor on the Indebtedness being Refinanced.

               "Registration Rights Agreement" means the Registration Rights
                -----------------------------
Agreement dated the Issue Date among Terra Capital, the Guarantors party thereto and the Initial Purchasers.

               "Regulation S" means Regulation S under the Securities Act.
                ------------

               "Regulation S-X" means Regulation S-X under the Securities Act.
                --------------

               "Related Business" means the manufacture, distribution and sale
                ----------------
of excavation equipment, or components for such equipment, used in large-scale surface mining operations and activities reasonably related thereto, including, without limitation, aftermarket parts sales and services, and such other businesses as the Board of Directors determines in good faith are reasonably related to the foregoing.

               "Released Interests" has the meaning set forth in Section 12.4.
                ------------------

               "Responsible Officer" means, when used with respect to the
                -------------------
Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge or familiarity with the particular subject.

               "Restricted Payment" means, with respect to any Person, (i) any
                ------------------
dividend or other distribution declared or paid on any Capital Stock of Parent (other than dividends or distributions payable solely in Qualified Stock); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of Parent or any Affiliate of Parent (other than any Restricted Subsidiary); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations prior to the Stated Maturity thereof (other than any Purchase Money Indebtedness incurred after the Issue Date upon the sale of the related asset); or (iv) the making of an Investment (other than a Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of any Subsidiary of Parent as an Unrestricted Subsidiary).

               "Restricted Security" has the meaning assigned to "Restricted
                -------------------
Security" in Rule 144(a)(3) under the Securities Act; provided, however, that
                                                      --------  -------
the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

               "Restricted Subsidiary" means Issuer, each Principal Property
                ---------------------
Subsidiary and each other Subsidiary of Parent that is not an Unrestricted Subsidiary.

               "Revolving Credit Collateral" has the meaning set forth in the
                ---------------------------
Intercreditor Agreement.

               "Rule 144A" means Rule 144A under the Securities Act.
                ---------

               "Sale and Leaseback Transaction" means an arrangement relating to
                ------------------------------
property now owned or hereafter acquired whereby Parent or a Restricted Subsidiary Transfers such property to a Person and Parent or a Restricted Subsidiary leases it from such Person.

               "Second Lien Collateral" has the meaning set forth in the
                ----------------------
Security Documents.

               "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended.

               "Securitization Entity" means a Wholly Owned Subsidiary of Parent
                ---------------------
(or another Person in which Parent or any Subsidiary of Parent makes an Investment and to which Parent or any Subsidiary of Parent Transfers accounts receivable)

          (1) which is designated by the Board of Directors (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of accounts receivable;

          (2) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Parent or any of its Subsidiaries (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates Parent or any of its Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of Parent or any of its Subsidiaries (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by Parent or any of its Subsidiaries;

          (3) with which neither Parent nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Parent or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Parent, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

          (4) to which neither Parent nor any of its Subsidiaries has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

               Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

               "Security Agreement" means each security agreement, charge or
                ------------------
debenture (and each debenture delivery agreement, if any, relating thereto) substantially in the form of (i) Exhibit I-1 hereto in the case of assets
                                 -----------
located in or used in connection with the Real Property located in the United States or in the case of other assets to the extent the laws of the United States would be applicable to the creation, attachment, perfection, priority and enforceability of a security interest therein or Lien thereon or the rights and remedies of the Trustee with respect thereto, (ii) Exhibit I-2 hereto in the
                                                   -----------
case of assets located at or used in connection with the Real Property located in the United Kingdom or in the case of other assets to the extent United Kingdom law would be applicable to the creation, attachment perfection, priority and enforceability of a security interest therein or Lien thereon or the rights and remedies of the Trustee with respect thereto or (iii) Exhibit I-3 hereto in
                                                          -----------
the case of as-
sets located at or used in connection with the Real Property located in Canada or in the case of other assets to the extent the laws of Canada would be applicable to the creation, attachment, perfection, priority and enforceability of a security interest therein or Lien thereon or the rights and remedies of the Trustee with respect thereto or (iv) each other security agreement, pledge, collateral assignment, charge, debenture or other agreement or instrument from time to time evidencing or creating any security interest in or Lien on assets of the type constituting Collateral (other than Real Property) in favor of the Trustee (whether directly or by assignment) on behalf of itself and the Holders, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

               "Security Documents" means, collectively, (1) the Security
                ------------------
Agreement among Issuer, the Guarantors and the Trustee, as trustee and collateral agent, (2) the Security Agreement encumbering the personal property owned by Terra Canada made by Terra Canada in favor of Issuer as assigned to the Trustee, as trustee and collateral agent, (3) the Security Agreement encumbering the personal property owned by Terra UK made by Terra UK in favor of Issuer as assigned to the Trustee, as trustee and collateral agent, (4) the Security Agreement encumbering the personal property owned by TNLP and TNCLP made by TNLP and TNCLP in favor of Issuer as assigned to the Trustee, as trustee and collateral agent, (5) the Mortgage encumbering the Real Property located in the United States of the applicable Domestic Subsidiaries made by the applicable Domestic Subsidiary in favor of Trustee, as trustee and collateral agent, (6) the Mortgage encumbering the Real Property owned or leased by Terra UK made by Terra UK in favor of the Issuer as assigned to Trustee, as trustee and collateral agent, (7) the Mortgage encumbering the Real Property owned or leased by Terra Canada in favor of Issuer as assigned to Trustee, as trustee and collateral agent, (8) the Mortgages encumbering the Real Property owned or leased by TNLP made by TNLP in favor of Issuer as assigned to Trustee, as trustee and collateral agent, (9) the Intercreditor Agreement and (10) all security agreements, mortgages, deeds of trust, pledges, collateral assignments, charges, debentures and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Trustee (whether directly or by assignment) on behalf of itself and the Holders in any or all of the Collateral, in each case as amended from time to time in accordance with their terms.

               "Security Interests" means the Liens on the Collateral and Second
                ------------------
Lien Collateral created by the Security Documents in favor of the Trustee, for its benefit and for the benefit of the Holders.

               "Significant Subsidiary" means (i) any Restricted Subsidiary that
                ----------------------
is a "significant subsidiary" of Parent on a consolidated basis within the meaning of Regulation S-X or (ii) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Signif icant Subsidiaries and as to which any event described in Section 6.1(vii),
(viii) or (ix) has occurred or is continuing, would constitute a Significant Subsidiary under clause (i) of this definition.

               "Special Adjusted Treasury Rate" means, with respect to any date
                ------------------------------
of redemption or purchase, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price equal to the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption or purchase, plus 0.50%.

               "Standard Securitization Undertakings" means representations,
                ------------------------------------
warranties, covenants and indemnities entered into by Parent or any of its Subsidiaries which are reasonably customary in an accounts receivable securitization transaction.

               "Stated Maturity" means, with respect to any security, the date
                ---------------
specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

               "Subordinated Obligation" means any Indebtedness of Issuer or a
                -----------------------
Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinated by its terms in right of payment to the Notes or the Guarantee of such Guarantor.

               "Subsidiary" means, in respect of any Person, any corporation,
                ----------
association, partnership or other business entity of which Voting Stock representing more than 50% of the total voting power of all outstanding Voting Stock of such Person is at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

               "Survey" means a survey of any parcel of Real Property (and all
                ------
improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state or province in which such Real Property is located,
(ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery), (iii) certified by the surveyor in a manner reasonably acceptable to the title company providing title insurance in respect of the Liens granted under the Mortgages (provided that such certification shall not be
                                   --------
required with respect to any survey of any parcel of real property located in Canada or the United Kingdom) and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association, or local or foreign equivalent, as such requirements are in effect on the date of preparation of such survey, or that is otherwise reasonably acceptable to the Trustee (giving consideration to the applicable transaction).

               "Taking" means any taking of all or any portion of the Collateral
                ------
by condemnation or other eminent domain proceedings, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of all or any portion of the Collateral by any governmental authority, civil or military, or any sale pursuant to the exercise by any such governmental authority of any right which it may then have to purchase or designate a purchaser or to order a sale of all or any portion of the Collateral. "Taken"
                                                                       -----
shall have a correlative meaning.

               "Taxes" means any tax, duty, levy, impost, assessment or other
                -----
governmental charge (including penalties, interest, expenses and any other liabilities related thereto) levied, imposed or assessed by or on behalf of any taxing authority.

          "Temporary Cash Investments" means any of the following: (i) any
           --------------------------
investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time or demand deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A-2" or higher by Moody's Investors Service, Inc. ("Moody's"), A or higher by
                                                     -------
Standard & Poor's Rating Group ("S&P") or the equivalent rating by any other
                                 ---
nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of Terra Capital) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" or higher from Moody's, "A-2" or higher from S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined above),
(v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Moody's or "A" by S&P, and
(vi) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody's or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (i) through (v) above.

          "Terra Canada" means Terra International (Canada) Inc., an Ontario
           ------------
corporation.

          "Terra UK" means Terra Nitrogen (U.K.) Ltd., an English company.
           --------

          "Terra UK Customer Debt" means Indebtedness for borrowed money of a
           ----------------------
customer of Terra UK owing to a financial institution in the United Kingdom; provided that:
--------

    (i) such customer uses the entire principal proceeds of such Indebtedness to pay for goods and services purchased from Terra UK;

    (ii) such customer is required to repay such Indebtedness in full within 12 months of the date on which such Indebtedness is incurred;

    (iii) in the reasonable opinion of Terra UK, such customer is creditworthy; and

    (iv) it is a condition of the extension of credit by such financial institution to such customer that Terra UK guarantee a portion of such Indebtedness.

          "Terra UK Intercompany Note" means the Fixed Asset Intercompany Note
           --------------------------
issued by Terra UK to Terra (UK) Holdings Inc.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)
           ---
77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.3.

          "TNCLP" means Terra Nitrogen Company, L.P., a Delaware limited
           -----
partnership.

          "TNLP" means Terra Nitrogen, Limited Partnership, a Delaware limited
           ----
partnership.

          "TNLP Intercompany Note" means the Fixed Asset Intercompany Note
           ----------------------
issued by TNLP to Issuer.

          "Transfer" means to sell, assign, transfer, lease (other than pursuant
           --------
to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger or otherwise, in one transaction or a series of transactions. "Transferred," "Transferor" and "Transferee" have correlative
               -----------    ----------       ----------
meanings.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it and, thereafter, means the successor.

          "Trust Monies" means all cash and Temporary Cash Investments received
           ------------
by the Trustee:

     (1) upon the release of Collateral from the Lien of this Indenture or the Security Documents, including all Net Available Proceeds and all moneys received in respect of the principal of all purchase money, governmental and other obligations;

     (2) as compensation for or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by or sold pursuant to any order of a governmental authority or otherwise disposed of;

     (3)  as Net Insurance Proceeds;

     (4)  pursuant to the Security Documents;

     (5) as proceeds of any Transfer of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; or

     (6) for application as provided in the relevant provisions of this Indenture or any Security Document or which disposition is not otherwise specifically provided for in this Indenture or in any Security Document;

provided that Trust Monies shall in no event include any property deposited with
--------
the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes pursuant to Section 4.8 or a Net Proceeds Offer or offer to purchase Notes required under Section 4.15.

          "Trust Officer" means the Chairman of the Board, the President or any
           -------------
other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "UCC" means the Uniform Commercial Code in effect in the applicable
           ---
jurisdiction.

          "Unrestricted Subsidiary" means (i) any Subsidiary of Parent that at
           -----------------------
the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors and (ii) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of Parent (including any newly acquired or newly formed Subsidiary but excluding any Principal Property Subsidiary and any parent company of any Principal Property Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any assets of, Issuer or any other Subsidiary of Parent that is not a Subsidiary of the Subsidiary to be so designated; provided that (i) no Default shall have occurred and be
                  --------
continuing or would occur as a consequence thereof, (ii) Issuer could incur at least $1.00 of additional Indebtedness under Section 4.9(a) and (iii) either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.10 (treating the Fair Market Value of Issuer's proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP as the amount of the Investment).

The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default shall have occurred and is
                       --------
continuing and (ii) Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under this Indenture.

          "U.S. Government Obligations" means direct obligations (or
           ---------------------------
certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
of America as at the time of payment shall be legal tender for the payment of public or private debts.

          "Valuation Date" has the meaning set forth in Section 12.4(a).
           --------------

          "Voting Stock" of a Person means all classes of Capital Stock or other
           ------------
interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing:

     (1) the then outstanding aggregate principal amount of such Indebtedness into

     (2) the sum of the total of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary all the
           -----------------------
Capital Stock of which (other than directors' qualifying shares) is owned by Parent and/or one or more Wholly Owned Subsidiaries.

             SECTION 1.2. Other Definitions.
                          -----------------

                        Term                           Defined in Section
                        ----                           ------------------

"Affiliate Transaction"                                       4.12
 ---------------------
"Alternate Investment"                                        4.13(e)
 --------------------
"Bankruptcy Law"                                              6.1
 --------------
"covenant defeasance option"                                  8.1(b)
 --------------------------
"Custodian"                                                   6.1
 ---------
"defeasance trust"                                            8.2
 ----------------
"Event of Default"                                            6.1
 ----------------
"Excess Proceeds"                                             4.13(f)
 ---------------
"Global Notes"                                                2.1(b)
 ------------
"Guaranteed Obligations"                                     10.1
 ----------------------
"legal defeasance option"                                     8.1(b)
 -----------------------
"maximum fixed repurchase price"                              1.1
 ------------------------------
"Moody's"                                                     1.1
 -------
"Net Proceeds Deficiency"                                     4.13(g)
 -----------------------
"Net Proceeds Offer"                                          4.13(g)
 ------------------
"Net Proceeds Offer Amount"                                   4.13(i)
 -------------------------
"Net Proceeds Offer Period"                                   4.13(i)
 -------------------------
"Notes Register"                                              2.3
 --------------
"Participants"                                                2.6
 ------------
"Paying Agent"                                                2.3
 ------------
"Payment Default                                              6.1
 ---------------
"Physical Notes"                                              2.1(b)
 --------------
"Principal Property Acquisition"                             13.4
 ------------------------------
"Private Placement Legend"                                    2.13
 ------------------------
"Purchase Date"                                               4.13(h)
 -------------
"Registrar"                                                   2.3
 ---------

                    Term                            Defined in Section
                    ----                            ------------------

"Related Investment"                                       4.13(e)
 ------------------
"Release Notice"                                          12.4
 --------------
"Replacement Principal Property"                           4.15(d)
 ------------------------------
"Required Filing Dates"                                    4.6
 ---------------------
"S&P"                                                      1.1
 ---
"Sale of a Principal Property"                             4.15(a)
 ----------------------------
"Unused Proceeds"                                          4.14(c)
 ---------------
"Unused Proceeds Offer"                                    4.15(d)
 ---------------------
"Unused Proceeds Offer Amount"                             4.15(d)
 ----------------------------
"Unused Proceeds Offer Period"                             4.15(d)
 ----------------------------

          SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This
                       -------------------------------------------------
Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.
           ----------

          "indenture securities" means the Notes.
           --------------------

          "indenture security holder" means a Noteholder.
           -------------------------

          "indenture to be qualified" means this Indenture.
           -------------------------

          "indenture trustee" or "institutional trustee" means the Trustee.
           -----------------      ---------------------

          "obligor" on the indenture securities means Terra Capital, the
           -------
Guarantors or any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.4. Rules of Construction. Unless the context otherwise
                       ---------------------
requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) the principal amount of any non-interest-bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of Parent dated such date prepared in accordance with GAAP;

          (7) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States; and

          (8) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                                    THE NOTES

          SECTION 2.1. Form and Dating.
                       ---------------

          (a) The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The
                                                       ---------
Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have
                                      ---------
notations, legends or endorsements required by law, stock exchange rules, agreements to which Parent or Terra Capital is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable
 --------
to Parent or Terra Capital, as the case may be). Each Note shall be dated the date of its authentication. If required, the Notes may bear the appropriate legend regarding any original issue discount for federal income tax purposes. Each Note shall have an executed Guarantee from each of the Guarantors.

          The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of
----------     -
this Indenture and, to the extent applicable, Terra Capital, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (b) Global Notes. The Notes offered and sold in reliance on Rule 144A
              ------------
and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Notes ("Global Notes") in
                                                    ------------
definitive, fully registered form without interest coupons, in substantially the form of Exhibit A, which shall be deposited on behalf of the purchasers of the
        ---------
Notes represented thereby with the Trustee, at the Trustee's office in New York City, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by Terra Capital (and having an executed Guarantee endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.13. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee in the limited circumstances hereinafter provided.

          Securities issued in exchange for interests in Global Notes pursuant to Section 2.6 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Physical
                                                       ---------       --------
Notes").
-----

          SECTION 2.2. Execution and Authentication. An Officer of Terra Capital
                       ----------------------------
and each Guarantor shall sign the Notes and the Guarantees, respectively, by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall authenticate and make available for delivery (i) Initial Notes for original issue in an aggregate principal amount of $200,000,000 and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case, upon a written order of Terra Capital signed by an Officer of Terra Capital. Such order shall specify the amount of the Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $200,000,000 except as provided in Section 2.7. The Trustee may appoint an authenticating agent acceptable to Terra Capital to authenticate the Notes, upon the consent of Terra Capital to such appointment. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.3. Registrar and Paying Agent. Terra Capital shall maintain
                       --------------------------
an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be
                   ---------
presented for payment (the "Paying Agent"). The Registrar, acting on behalf of
                            ------------
and as agent for Terra Capital, shall keep a register (the "Notes Register") of
                                                            --------------
the Notes and of their transfer and exchange. Terra Capital may have one or more co-registrars and one or more additional paying agents.

          The term "Paying Agent" includes any additional paying agent. Terra Capital shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. Terra Capital shall notify the Trustee of the name and address of any such agent. If Terra Capital fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. Terra Capital or a Subsidiary thereof may act as Paying Agent, Registrar, co-Registrar or transfer agent.

          Terra Capital initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to Terra Capital.

          SECTION 2.4. Paying Agent To Hold Money in Trust. On or prior to each
                       -----------------------------------
due date of the principal and interest on any Note, Terra Capital shall deposit with the Paying Agent a sum suf-ficient to pay such principal and interest when so becoming due. Terra Capital shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by Terra Capital in making any such payment. If Terra Capital or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. Terra Capital at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a
                       ------------
form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, Terra Capital shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders; provided, however,
                                                          --------  -------
that as long as the Trustee is the Registrar, no such list need be furnished.

          SECTION 2.6. Transfer and Exchange. The Notes shall be issued in
                       ---------------------
registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Registrar shall record in the Notes Register the transfer as requested if the requirements of Section 8-401(1) of the UCC are met, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated assignee or transferee and the old Note will be returned to Terra Capital. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested, in the same manner, if the same requirements are met. To permit registration of transfers and exchanges, Terra Capital shall execute and the Trustee shall authenticate Notes and each of the Guarantors shall execute a Guarantee thereon at the Registrar's or co-registrar's request. Terra Capital may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. Terra Capital shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

          Prior to the due presentation for registration of transfer of any Note, Terra Capital, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of Terra Capital, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          With respect to Global Notes:

          (1) Each Global Note authenticated under this Indenture shall (i) be registered in the name of the Depository designated for such Global Note or a nominee thereof, (ii) be deposited with such Depository or a nominee thereof or custodian therefor, (iii) bear legends as set forth in Section
     2.13 and (iv) constitute a single Note for all purposes of this Indenture.

          (2) Transfers of a Global Note shall be limited to transfers in whole but not in part to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.14. In addition, a Global Note is exchangeable for certificated Notes if (i) the Depository notifies Terra Capital that it is unwilling or unable to continue as a Depository for such Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (ii) Terra Capital executes and delivers to the Trustee a notice that such Global Note shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable or (iii) there shall have occurred and be continuing a Default. Any Global Note that is exchangeable for certificated Notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated Notes in authorized denominations, without legends applicable to a Global Note, and registered in such names as the Depository holding such Global Note may direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes, (i) certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, any repurchase price, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of Terra Capital maintained for such purposes, and (iii) no service charge will be made for any registration or transfer or exchange of the certificated Notes, although Terra Capital may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

          (3) Notes issued in exchange for a Global Note or any portion thereof shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depository to the Trustee. With respect to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depository or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the

     Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depository or an authorized representative thereof.

          (4) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section 2.6, Section 2.7, 2.9, 2.14 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depository for such Global Note or a nominee thereof. Members of, or participants in, the Depository ("Participants") shall have
                                                      ------------
     no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by Terra Capital, the Trustee and any agent of Terra Capital or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Terra Capital, the Trustee or any agent of Terra Capital or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          SECTION 2.7. Replacement Notes. If a mutilated Note is surrendered to
                       -----------------
the Trustee or Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, Terra Capital shall issue and the Trustee shall authenticate a replacement Note and the Guarantors shall execute a Guarantee thereon if the requirements of Section 8-405 of the UCC are met and the Holder satisfies any other reasonable requirements of the Trustee and Terra Capital. Such Holder shall furnish an indemnity bond sufficient in the judgment of Terra Capital, the Guarantors and the Trustee to protect Terra Capital, the Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. Terra Capital and the Trustee may charge the Holder for their expenses in replacing a Note.

          Every replacement Note issued pursuant to the terms of this Section shall constitute an additional obligation of Terra Capital and the Guarantors under this Indenture.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 2.8. Outstanding Notes. Notes outstanding at any time are all
                       -----------------
Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 11.6, a Note does not cease to be outstanding because Terra Capital or an Affiliate of Terra Capital holds the Note.

          If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and Terra Capital receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date or, pursuant to Section 8.1(a), within 91 days prior thereto, money sufficient to pay all principal and interest payable on that redemption or maturity date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after such date such Notes (or portions thereof) cease to be outstanding and on and after such redemption or maturity date interest on them ceases to accrue.

          SECTION 2.9. Temporary Notes. Until definitive Notes are ready for
                       ---------------
delivery, Terra Capital may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that Terra Capital considers appropriate for temporary Notes. Without unreasonable delay, Terra Capital shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

          SECTION 2.10. Cancellation. Terra Capital at any time may deliver
                        ------------
Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver such canceled Securities to Terra Capital. The Trustee shall from time to time provide Terra Capital a list of all Securities that have been canceled as requested by Terra Capital. Terra Capital may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.11. Defaulted Interest. If Terra Capital defaults in a
                        ------------------
payment of interest on the Notes, Terra Capital shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner in accordance with Section 4.1. Terra Capital may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. Terra Capital shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12. CUSIP Numbers. Terra Capital in issuing the Notes may
                        -------------
use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in no tices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the
--------
correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. Terra Capital will promptly notify the Trustee of any change in the CUSIP numbers.

          SECTION 2.13. Restrictive Legends. Each Global Note and Physical Note
                        -------------------
that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face
                                        ------------------------
thereof until after the second anniversary of the later of the Issue Date and the last date on which Terra Capital or any Affiliate of Terra Capital was the owner of such Note (or any predecessor note) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder), or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for Terra Capital, unless otherwise agreed by Terra Capital and the Holder thereof:

          This security has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and neither this security nor any
                            --------------
     interest or participation herein (or therein) may be offered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to, the registration requirements of the Securities Act or any applicable state securities laws. The holder hereof, by its acceptance of this security, agrees for the benefit of the issuer that this security may not be offered, sold, pledged or otherwise transferred prior to the expiration of the holding period applicable thereto under Rule 144(k) under the Securities Act which is applicable to this security (the "Resale
                                                                   ------
     Restriction Termination Date") other than (1) to either issuer or its
     ----------------------------
     subsidiaries, (2) so long as this security is eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person who the
                                             ---------
     seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer, in each case to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the certificate of transfer on the reverse of this security if this security is not in book-entry form), (3) to a non-"U.S. person" in an "offshore transaction" (as such terms are defined in Regulation S under the Securities Act) in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the certificate of transfer on the reverse of this security if this security is not in book-entry form), (4) pursuant to any other available exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 under the Securities Act, if available, or (5) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control, and subject to the right of the issuer or the Trustee for the securities prior to any such sale, pledge or other transfer pursuant to clause (4) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them. This legend will be removed upon request of the holder on or after the Resale Restriction Termination Date.

          Each Global Note shall also bear the following legend on the face thereof:

          Unless and until it is exchanged in whole or in part for securities in definitive form, this security may not be transferred except as a whole by the depository to a nominee of the depository, or by any such nominee of the depository, or by the depository or nominee of such successor depository or any such nominee to a successor depository or a nominee of such successor depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to an issuer or its agent for registration of
                   ---
     transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

               Transfers of this global note shall be limited to transfers in whole, but not in part, to nominees of Cede & Co. or to a successor thereof or such successor's nominee and transfers of portions of this global note shall be limited to transfers made in accordance with the restrictions set forth in Section 2.14 of the Indenture referred to herein.

               SECTION 2.14. Special Transfer Provisions.
                             ---------------------------

               (a)  Transfers to Non-QIB Institutional Accredited Investors and
                    -----------------------------------------------------------
Non-U.S. Persons. The following provisions shall apply with respect to the
----------------
registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

               (i) the Registrar shall register the transfer of any Note constituting a Restricted Security whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither Terra
                                    --------  -------
     Capital nor any Affiliate of Terra Capital has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal
                                              ---------
     opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and
                                                          ---------

               (ii) if the proposed transferor is a Participant holding a beneficial interest in the Global Note, upon receipt by the Registrar of
     (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) Terra Capital shall execute, the Guarantors shall execute the Guarantees on, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

               (b)  Transfers to QIBs. The following provisions shall apply with
                    -----------------
respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised Terra Capital and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised Terra Capital and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Terra Capital as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is a Participant, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global
     Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (c)   Private Placement Legend. Upon the transfer, exchange or
                ------------------------
replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither Terra Capital nor
                               --------  -------
any Affiliate of Terra Capital has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the Issue
Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to Terra Capital and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d)   General. By its acceptance of any Note bearing the Private
                -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this In denture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.14. Terra Capital shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

          (e)   Transfers of Notes Held by Affiliates. Any certificate (i)
                -------------------------------------
evidencing a Note that has been transferred to an Affiliate of Terra Capital within two years after the Issue Date, as evi-denced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either Terra Capital or any Affiliate of Terra Capital was an owner of such Note, in each case, bear a legend in substantially the form set forth in Section 2.13, unless otherwise agreed by Terra Capital (with written notice thereof to the Trustee).

                                    ARTICLE 3

                                   REDEMPTION

          SECTION 3.1. Notices to Trustee. If Terra Capital elects to redeem
                       ------------------
Notes pursuant to paragraph 5 thereof, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur. Terra Capital shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from Terra Capital to the effect that such redemption will comply with the provisions herein.

          SECTION 3.2. Selection of Notes To Be Redeemed. If fewer than all the
                       ---------------------------------
Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis or by lot or by such other method that complies with applicable
--- ----
legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify Terra Capital promptly of the Notes or portions of Notes to be redeemed. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. In the event Terra Capital is required to make an offer to purchase Notes pursuant to Section 4.8,
4.13 or 4.15 and the amount available for such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to Terra Capital any remaining funds, which in no event will exceed $1,000.

          SECTION 3.3. Notice of Redemption. At least 30 days but not more than
                       --------------------
60 days before a date for redemption of Notes, Terra Capital shall mail a notice of redemption by first-class mail to the registered address appearing in the Notes Register of each Holder of Notes to be redeemed. The notice shall identify the Notes to be redeemed and shall state:

          (1)   the redemption date;

          (2)   the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

          (6) that, unless Terra Capital defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

          (8) the CUSIP number, if any, printed on the Notes being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At Terra Capital's request, the Trustee shall give the notice of redemption in Terra Capital's name and at Terra Capital's sole expense. In such event, Terra Capital shall provide the Trustee with the information required by this Section.

          SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption
                       ------------------------------
is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.5. Deposit of Redemption Price. Prior to 11:00 a.m. (New
                       ---------------------------
York City time) on the redemption date, Terra Capital shall deposit with the Trustee or Paying Agent (or, if Parent or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (if any) on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by Terra Capital to the Trustee for cancellation.

          SECTION 3.6. Notes Redeemed in Part. Upon surrender of a Note that is
                       ----------------------
redeemed in part (with, if Terra Capital or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Terra Capital and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), Terra Capital shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, except that if a Global Note is so surrendered, Terra Capital shall execute, and the Trustee shall authenticate and deliver to the Depository for such Global Note, without service charge, a new Global Note in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.

                                    ARTICLE 4

                                    COVENANTS

          SECTION 4.1. Payment of Notes. Terra Capital shall promptly pay the
                       ----------------
principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due. Terra Capital shall pay interest on overdue principal at 1% per annum in excess of the rate per annum set forth in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on a basis of a 360-day year of twelve 30-day months.

          SECTION 4.2. Corporate Existence. Subject to Article 5 and Section
                       -------------------
4.13, Parent shall do or caused to be done, at its own cost and expense, all things necessary to, and will cause each Restricted Subsidiary to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of Parent and each Restricted Subsidiary; provided, however, that neither Parent nor any Restricted
                       --------  -------
Subsidiary shall be required to preserve any such rights, licenses or franchises if the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of Terra Capital and its Subsidiaries, taken as a whole.

          SECTION 4.3. Maintenance of Office or Agency. Terra Capital shall
                       -------------------------------
maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office or agency of the Trustee, Registrar or co-Registrar), where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon Terra Capital in respect of the Notes and this Indenture may be served. Terra Capital will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Terra Capital shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee's office located in New York City.

          Terra Capital may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided,
                                                                       --------
however, that no such designation or rescission shall in any manner relieve
-------
Terra Capital of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. Terra Capital will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          Terra Capital hereby initially designates the Trustee's office or agency in New York City as an agency of Terra Capital in accordance with Section 2.3.

          SECTION 4.4. Payment of Taxes and Other Claims. Parent shall, and
                       ---------------------------------
shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property; provided, however, that none of Parent or its Subsidiaries
                     --------  -------
shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

          SECTION 4.5. Additional Guarantees.
                       ---------------------

          (a) If Parent or any Restricted Subsidiary transfers, acquires or creates another Restricted Subsidiary (other than any Foreign Subsidiary) after the date of this Indenture, then that newly acquired or created Restricted Subsidiary shall, within ten Business Days of the date on which it was acquired or created, execute and deliver to the Trustee (1) a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall fully and unconditionally guarantee all of Issuer's obligations under the Notes and this Indenture on the terms set forth in this Indenture and
(2) Security Documents in the appropriate forms annexed hereto with such changes as shall be reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall grant to the Trustee a first priority security interest in and Lien on its Fixed Assets. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture until released in accordance with Section 10.6.

          (b) If TNCLP becomes a Wholly Owned Subsidiary, TNCLP and TNLP shall, concurrently with the release of the limited partnership interests in TNCLP from the Lien of this Indenture and the Security Documents, execute and deliver to the Trustee (1) a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which TNCLP and TNLP shall fully and unconditionally guarantee all of Issuer's obligations under the Notes and this Indenture on the terms set forth in Article 10 and (2) Security Documents in form and substance reasonably satisfactory to the Trustee pursuant to which each of TNCLP and TNLP shall grant to the Trustee a first priority security interest in and Lien on its Fixed Assets. Thereafter, each of TNCLP and TNLP shall be a Guarantor for all purposes of the Indenture until released in accordance with Section 10.6.

          SECTION 4.6. SEC Reports. Whether or not Terra Capital and the
                       -----------
Guarantors are then subject to Section 13(a) or 15(d) of the Exchange Act, Terra Capital and the Guarantors shall electronically file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that Terra Capital and the Guarantors would be required to file with the Commission pursuant to Section 13(a) or 15(d) if Terra Capital and the Guarantors were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by
                                                     ---------------------
which Terra Capital and the Guarantors would be required so to file such documents if Terra Capital and the Guarantors were so subject, unless, in any case, such filing is not then permitted by the Commission. If such filings with Commission are not then permitted by the

Commission, or such filings are not generally available on the Internet free of charge, Issuer and the Guarantors will, within 15 days of each Required Filing Date, transmit by mail to Holders, as their names and addresses appear in the Note Register, without cost to such Holders, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that Issuer and the Guarantors would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Issuer and the Guarantors were subject to such Section 13(a) or 15(d), and promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at Issuer's cost.

          SECTION 4.7. Compliance Certificate. Issuer shall deliver to the
                       ----------------------
Trustee within 120 days after the end of each fiscal year of Issuer an Officers' Certificate, one of the signers of which shall be the principal executive, financial or accounting officer of Issuer, stating that in the course of the performance by the signers of their duties as Officers of Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action Issuer is taking or proposes to take with respect thereto. Issuer and the Guarantors also shall comply with TIA
Section 314(a)(4).

          SECTION 4.8. Change of Control.
                       -----------------

          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require Terra Capital to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), in accordance with the terms contemplated in Section 4.8(b).

          (b) Within 30 days following any Change of Control, Terra Capital shall mail a notice to each Holder, with a copy to the Trustee, stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require Terra Capital to purchase such Holder's Notes at the purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on an interest payment date that is on or prior to the date fixed for purchase);

          (2) the circumstances and relevant facts and relevant financial information regarding such Change of Control;

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions as determined by Terra Capital, consistent with this Section 4.8, that a Holder must follow in order to have its Notes purchased.

          (c) Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to Terra Capital at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or Terra Capital receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing its election to have such Note purchased.

          (d) On the purchase date, all Notes purchased by Terra Capital under this Section 4.8 shall be delivered to the Trustee for cancellation, and Terra Capital shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) Terra Capital shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.8. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.8, Terra Capital shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

          (f) Notwithstanding the occurrence of a Change of Control, Terra Capital shall not be obligated to purchase the Notes or otherwise comply with this Section 4.8 if Terra Capital has irrevocably elected to redeem all the Notes in accordance with paragraph 5 thereof; provided that Terra Capital does
                                              --------
not default in its redemption obligations pursuant to such election.

          SECTION 4.9. Limitation on Incurrence of Indebtedness.
                       ----------------------------------------

          (a) Parent shall not, and shall not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness; provided that Issuer or any
                                                     --------
Guarantor may incur Indebtedness if, immediately after giving effect to such incurrence, the Consolidated Coverage Ratio is at least 2.0 to 1.0 (this proviso, the "Coverage Ratio Exception").
              ------------------------

          (b) The foregoing Section 4.9(a) will not prohibit incurrence of the following Indebtedness (collectively, "Permitted Indebtedness"):
                                       -----------------------

          (1)   the Notes issued on the Issue Date and any Guarantees;

          (2) Indebtedness of Parent or any Restricted Subsidiary to the extent outstanding on the Issue Date (other than Indebtedness under the Credit Facility);

          (3) Indebtedness of Parent or any Restricted Subsidiary under the Credit Facility in an aggregate amount at any time outstanding pursuant to this clause (3) (including amounts outstanding on the date of this Indenture) not to exceed the greater of

                (x) $225.0 million; and

                (y) the sum of (x) 70% of the net book value of the inventory of
                    Parent and the Restricted Subsidiaries and (y) 85% of the net book value of the accounts receivable of Parent and the Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP;

          (4) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to the Coverage Ratio Exception, clause (1) of this paragraph (including the Exchange Notes and any Guarantees thereof), clause (2) of this paragraph (other than any Indebtedness owed to Parent or any of its Subsidiaries) or this clause (4);

          (5) Indebtedness owed by Parent or any Restricted Subsidiary to Parent or any Restricted Subsidiary; provided that
                                          --------

                (x) any such Indebtedness owed by Issuer shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Notes, and any such Indebtedness owed by any Guarantor (other than to Issuer or any other Guarantor) shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Guarantor; and

                (y) if such Indebtedness is held by a Person other than Parent or any Restricted Subsidiary, Parent or such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);

          (6) (x) the guarantee by Issuer or any Guarantor of Indebtedness of Issuer or a Guarantor and (y) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of any other Restricted Subsidiary that is not a Guarantor; provided that, in each case, the Indebtedness
                              --------
     being guaranteed is incurred pursuant to the Coverage Ratio Exception or is Permitted Indebtedness;

          (7)   Hedging Obligations;

          (8) industrial revenue bonds or similar tax-exempt Indebtedness, Purchase Money Indebtedness and Capital Lease Obligations of Parent or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any assets (including capital expenditures of Parent or any Restricted Subsidiary), and Refinancings thereof, in an aggregate amount not to exceed $15.0 million at any time outstanding;

          (9) Indebtedness of any Foreign Subsidiary in an aggregate amount not to exceed $15.0 million at any time outstanding;

          (10) Indebtedness represented by letters of credit in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements of Parent or any Restricted Subsidiary in the ordinary course of business;

          (11) customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any assets of Parent or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition);

          (12) obligations in respect of performance bonds and completion, guarantee, surety and similar bonds in the ordinary course of business;

          (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds; provided that such Indebtedness is extinguished within five Business
            --------
     Days of incurrence;

          (14) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

          (15) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

          (16) Indebtedness the net proceeds of which are used solely to pay Federal, state or local taxes arising as a result of any recharacterization of TNCLP or TNLP as an association taxable as a corporation as a result of changes after the Issue Date in law, regulation or the interpretation thereof by governmental authorities;

          (17)  guarantees by Terra UK of Terra UK Customer Debt; provided that
                                                                  --------

                (x) the aggregate principal amount of the Indebtedness so
                    guaranteed by Terra UK with respect to any customer at any time shall not exceed 50% of the aggregate principal amount of the Terra UK Customer Debt of such customer outstanding at such time; and

                (y) the aggregate principal amount of Terra UK Customer Debt guaranteed by Terra UK at any time during any fiscal year shall not exceed (x) (pounds)15,000,000 minus (y) the
                                                            -----
                    aggregate amount of payments made by Terra UK under all such guarantees during such fiscal year; and

          (18) additional Indebtedness in an aggregate amount not to exceed $30.0 million at any time outstanding.

          (c) For purposes of determining compliance with this Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described (except that Indebtedness outstanding under the Credit Facility on the Issue Date shall be deemed to have been incurred under clause (3) above) and may later reclassify such item into any one or more of the categories of Permitted Indebtedness described in clauses
(3) through (18) above (provided that at the time of reclassification it meets
                        --------
the criteria in such category or categories). The maximum amount of Indebtedness that Parent or any Restricted Subsidiary may incur pursuant to this Section 4.9 will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation.

          (d) Notwithstanding the foregoing, Parent shall not, and shall not permit Issuer or any other Guarantor to, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement or instrument governing such Indebtedness) subordinated to any other Indebtedness of Parent, Issuer or such other Guarantor, as the case may be, unless such Indebtedness is also by its terms made subordinated to the Notes or the Guarantee of such Guarantor, as applicable, to at least the same extent as such Indebtedness is subordinated to such other Indebtedness of Issuer or such Guarantor, as the case may be.

          SECTION 4.10. Limitation on Restricted Payments.
                        ---------------------------------

          (a) Parent shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to, declare or make a Restricted Payment if:

          (1) a Default shall have occurred and be continuing or would result therefrom;

          (2) Issuer could not incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

          (3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any Restricted Payments made in assets other than cash to be valued at its Fair Market Value) declared or made since the Issue Date (other than any Restricted Payment described in clause (2), (3), (4), (5), (6) or (8) of Section 4.10(b)) would exceed the sum (the "Basket") of:
               ------

               (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2001 to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus
               ----

               (ii) the aggregate Net Cash Proceeds received by Parent from the issuance and sale (other than to a Subsidiary of Parent) of Qualified Stock subsequent to the Issue Date; plus
                                         ----

                (iii) the amount by which Indebtedness or Disqualified Stock incurred or issued subsequent to the Issue Date is reduced on Parent's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of Parent) into Qualified Stock (less the amount of any cash, or the Fair Market Value of any other asset, distributed by Parent or any Restricted Subsidiary upon such conversion or exchange); provided that such amount shall not exceed the aggregate Net Cash
          --------
          Proceeds received by Parent or any Restricted Subsidiary from the issuance and sale (other than to a Subsidiary of Parent) of such Indebtedness or Disqualified Stock; plus
                                              ----

                (iv) to the extent not included in the calculation of the Consolidated Net Income referred to in (i), an amount equal to, without duplication:

                    (x) 100% of the aggregate net proceeds (including the Fair
                        Market Value of assets other than cash) received by Parent or any Restricted Subsidiary upon the sale or other disposition of any Investment (other than a Permitted Investment) made by Parent or any Restricted Subsidiary since the Issue Date; plus
                                                         ----

                    (y) the net reduction in Investments (other than Permitted
                        Investments) in any Person resulting from dividends, repayments of loans or advances or other Transfers of assets subsequent to the Issue Date, in each case to Parent or any Restricted Subsidiary from such Person; plus
                        ----

                    (z) to the extent that the Basket was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary;

                    provided that the foregoing shall not exceed, in the
                    --------
                    aggregate, the amount of all Investments which previously reduced the Basket.

          (b) The provisions of Section 4.10(a) shall not prohibit the following:

          (1) dividends paid within 90 days after the date of declaration thereof if at such date of declaration such dividend would have been permitted under this Indenture;

          (2) any repurchase, redemption, retirement or other acquisition of Capital Stock or Subordinated Obligations made in exchange for, or out of the proceeds of the substantially concurrent issuance and sale (other than to a Subsidiary of Parent) of, Qualified Stock or, with respect to any such Subordinated Obligations, in exchange for or out of the proceeds of the substantially concurrent incurrence and sale (other than to a Subsidiary of Parent) of Refinancing Indebtedness thereof; provided that (x) no such
                                                  --------
     exchange or issuance and sale shall
     increase the Basket and (y) no Default has occurred and is continuing or would occur as a consequence thereof;

          (3) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Common Stock of Parent pursuant to any shareholders' rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition,
              --------
     cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this Section (all as determined in good faith by the Board of Directors);

          (4) payments by Parent or any Restricted Subsidiary in respect of Indebtedness of Parent or any Restricted Subsidiary owed to Parent or another Restricted Subsidiary;

          (5) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

          (6) if no Default has occurred and is continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided that, at the time of the
                                         --------
     issuance of such Designated Preferred Stock and after giving pro forma
                                                                  --- -----
     effect thereto, Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;

          (7) purchases of the Capital Stock, or contributions to the equity, of any Foreign Subsidiary to the extent that Investments in the form of Indebtedness advanced to such Foreign Subsidiary would, or are likely to, result in (x) any then existing Indebtedness owing by such Foreign Subsidiary to Parent or any Restricted Subsidiary being characterized as equity under the "thin capitalization" rules of the Code or under any other applicable law or (y) any similar consequences; or

          (8) Restricted Payments of up to $15.0 million in the aggregate since the Issue Date.

          SECTION 4.11. Limitation on Liens. Parent shall not, and shall not
                        -------------------
permit any Restricted Subsidiary to, directly or indirectly, incur any Lien of any kind on any asset of Parent or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except:

          (1) in the case of any asset that does not constitute Collateral or a Fixed Asset or Second Lien Collateral, Permitted Liens, unless the Notes and the Guarantees are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien;

          (2) in the case of any asset that constitutes Collateral or a Fixed Asset, Collateral Permitted Liens; and

          (3) in the case of any asset that constitutes Second Lien Collateral, Liens permitted thereon to the extent and for so long as such Liens secure or are permitted to be incurred under the Credit Facility.

In the case of clause (1), if the obligations so secured are subordinated by their terms to the Notes or a Guarantee, the Lien securing such obligations will also be so subordinated by its terms at least to the same extent.

          SECTION 4.12. Limitation on Transactions with Affiliates.
                        ------------------------------------------

          (a) Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, Transfer any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (an "Affiliate
                                                          ---------
Transaction"), unless the terms thereof are no less favorable to Parent or such
-----------
Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person that is not such an Affiliate; provided that the Board of Directors must approve each Affiliate
           --------
Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $5.0 million, which approval shall be evidenced by a board resolution that states that the Board of Directors has determined that the transaction complies with the foregoing provisions; provided, further
                                                             --------  -------
that if Parent or any Restricted Subsidiary enters into an Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $15.0 million, then prior to the consummation of such Affiliate Transaction, Parent must obtain a favorable opinion from an Independent Financial Advisor that it has determined such Affiliate Transaction to be fair, from a financial point of view, to the Holders, and deliver such opinion to the Trustee.

          (b)   The provisions of clause (a) above shall not prohibit:

          (1) transactions exclusively between or among (a) Parent and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in
                                                                  --------
     each case, that no Affiliate of Parent (other than another Restricted Subsidiary) owns Capital Stock in any such Restricted Subsidiary;

          (2) customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors;

          (3) the entering into of a tax sharing agreement, or payments pursuant thereto, between Parent and/or one or more Subsidiaries, on the one hand, and any other Person with which Parent or such Subsidiaries are required or permitted to file a consolidated tax return or with which Parent or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by Parent and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

          (4) loans and advances permitted by clause (6) of the definition of "Permitted Investments";

          (5)   Restricted Payments of the type described in clause (i), (ii) or
     (iii) of the definition of "Restricted Payment" and which are made in accordance with Section 4.10;

          (6) any transaction with an Affiliate where the only consideration paid by Parent or any Restricted Subsidiary is Qualified Stock;

          (7) the provision of management, financial and operational services by Parent and its Subsidiaries to Affiliates of Parent in which Parent or any Restricted Subsidiary has an Investment and the payment of compensation for such services; provided that the Board of Directors has determined that the provision of such services is in the best interests of Parent and the Restricted Subsidiaries;

          (8) transactions between Parent or any Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by this Indenture;

          (9) transactions with a Person that is an Affiliate solely because Parent or any Restricted Subsidiary owns Capital Stock in such Person; provided that no Affiliate of Parent (other than a Restricted Subsidiary) owns Capital Stock in such Person; or

          (10) purchases and sales of raw materials or inventory in the ordinary course of business on market terms.

          SECTION 4.13. Limitation on Asset Sales.
                        -------------------------

          (a) This Section shall not apply to the Sale of Principal Properties, which is covered by Section 4.15.

          (b) Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (i) Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale;

          (ii) at least 85% of the total consideration received in such Asset Sale consists of cash, Temporary Cash Investments, assets referred to in clause (e)(1) below (in the case of a Transfer of Collateral) or clause
     (2)(z) below (in the case of a Transfer of assets other than

     Collateral), in each case, valued at the Fair Market Value thereof, or a combination of the foregoing; and

          (iii) if such Asset Sale involves the Transfer of Collateral, (x) it complies with Section 12.4, (y) all consideration received in the form of cash or Temporary Cash Investments is paid directly by the purchaser of such Collateral to the Trustee for deposit into the Collateral Account, and
     (z) all consideration received in any other form is made subject to the Lien of this Indenture and the applicable Security Documents.

          (c) For purposes of Section 4.13(b)(ii) above, the following shall be deemed to be cash:

                (x) the amount (without duplication) of any Indebtedness (other than Subordinated Obligations) of Parent or such Restricted Subsidiary that is expressly assumed by the Transferee in such Asset Sale and with respect to which Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness; and

                (y) the amount of any obligations received from such Transferee that are within 60 days repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (to the extent of the cash or Temporary Cash Investments actually so received).

          (d) If at any time any non-cash consideration received by Parent or any Restricted Subsidiary in connection with any Asset Sale is repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion, sale or other disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.13.

          (e) If Parent or any Restricted Subsidiary engages in an Asset Sale, Parent or a Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply an amount equal to all or any of the Net Available Proceeds therefrom as follows:

          (1)   in the case of any Transfer of Collateral:

                (x) to make an investment in or expenditure for Fixed Assets that replace the assets that were the subject of the Asset Sale or in Fixed Assets that will be used in the Permitted Business, in each case, which shall be made subject to the Lien of this Indenture and the applicable Security Documents (and shall otherwise comply with the provisions of this Indenture applicable to After-Acquired Property); and/or

                (y) to make an investment in Capital Stock of any Person that owns Fixed Assets that replace the assets that were the subject of the Asset Sale or in Fixed Assets that will be used in the Permitted Business, in each case, which Fixed Assets shall be made subject to the Lien of this Indenture and the applicable Security Documents (and shall otherwise comply with the provisions of this Indenture applicable to After-Acquired Property); provided that such Person is or becomes a Guarantor and the
                    --------
                    Fair Market Value of the Fixed Assets owned by such Person is at least equal to the Fair Market Value of the Collateral Transferred (each such investment or expenditure of the type described in clauses (1)(x) and (y), a "Related
                                                            -------
                    Investment"); and
                    ----------

          (2)   in all other cases:

                (x) to repay borrowings owing under the Credit Facility in accordance with the Credit Facility;

                (y) to redeem, purchase or repay Parent's 10-1/2% senior notes due 2005 that are outstanding on the Issue Date; and/or

                (z) to make an investment in or expenditure for assets
                    (including Capital Stock of any Person) that replace the assets that were the subject of the Asset Sale or in assets (including Capital Stock of any Person) that will be used in the Permitted Business (each such repayment, redemption, purchase, investment or expenditure of the type described in clauses (2) (x), (y) and (z), an "Alternate Investment").
                                                      --------------------

          (f) The amount of Net Available Proceeds not applied or invested as provided in Section 4.13(e) will constitute "Excess Proceeds."
                                             ---------------

          (g) If at any time the aggregate amount of Excess Proceeds not theretofore subject to a Net Proceeds Offer (as defined below) totals at least $15.0 million, Issuer shall, not later than 10 Business Days after the end of the period during which Issuer is required to apply such Excess Proceeds pursuant to Section 4.13(e) (or, if Issuer so elects, at any time within such period), make an offer (a "Net Proceeds Offer") to purchase from the Holders of
                           ------------------
Notes (determined on a pro rata basis according to the accreted value or
                       --- ----
principal amount, as the case may be, of the Notes) that may be purchased out of the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase. Upon completion of a Net Proceeds Offer the amount of Excess Proceeds remaining after application pursuant to such Net Proceeds Offer (a "Net Proceeds Deficiency")
                                                    -----------------------
(including payment of the purchase price for Notes duly tendered) may be used by Issuer for any corporate purpose (to the extent not otherwise prohibited by this Indenture); provided that to the extent that all or a portion of the Net
            --------
Proceeds Deficiency is comprised of proceeds from the Transfer of Collateral, such proceeds shall remain subject to the Lien of this Indenture and the applicable Security Documents.

          (h) Within 30 days after Issuer becomes obligated to make a Net Proceeds Offer, Issuer shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, at the address appearing in the Notes Register, a written notice stating that the Holder may elect to have his Securities purchased by Issuer either in whole or in part (subject to prorationing as hereinafter described in the event the Net Proceeds Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice, which shall govern the terms of the Net Proceeds Offer, shall include such disclosures as are required by law and shall specify (i) that the Net Proceeds Offer is being made pursuant to this Section 4.13; (ii) the purchase price (including the amount of accrued interest, if any) for each Note and the purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date"); (iii) that any Note not tendered or
                     -------------
accepted for payment will continue to accrue interest in accordance with the terms thereof; (iv) that, unless Issuer defaults on making the payment, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on and after the Purchase Date; (v) that Holders electing to have Securities purchased pursuant to a Net Proceeds Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice at least three Business Days prior to the Purchase Date and must complete any form letter of transmittal proposed by Issuer and acceptable to the Trustee and the Paying Agent; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased; (vii) that if Notes in a principal amount in excess of the aggregate principal amount which Issuer has offered to purchase are tendered pursuant to the Net Proceeds Offer, Issuer shall purchase Notes on a pro rata basis among the Notes tendered (with such
                          --- ----
adjustments as may be deemed appropriate by Issuer so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);
(viii) that Holders whose Notes are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Notes surrendered; and (ix) the instructions that Holders must follow in order to tender their Notes.

          (i) Not later than the date upon which written notice of a Net Proceeds Offer is delivered to the Trustee as provided below, Issuer shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Net Proceeds Offer (the "Net Proceeds Offer Amount"), (ii) the allocation of the Net
                     -------------------------
Available Proceeds from the Asset Sales pursuant to which such Net Proceeds Offer is being made, and (iii) the compliance of such allocation with the provisions of Section 4.13(b). Upon the expiration of the period for which the Net Proceeds Offer remains open (the "Net Proceeds Offer Period"), Issuer shall
                                      -------------------------
deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by Issuer. Not later than 11:00 a.m. (New York City time) on the Purchase Date, Issuer shall irrevocably deposit with the Trustee or with a paying agent (or, if Issuer is acting as Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the Net Proceeds Offer Amount for all Notes properly tendered to and accepted by Issuer. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.

          (j) Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to

Issuer at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election in whole or in part if the Trustee or Issuer receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) which was delivered for purchase by the Holder, the aggregate principal amount of such Note (if any) that remains subject to the original notice of the Net Proceeds Offer and that has been or will be delivered for purchase by Issuer and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Net Proceeds Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Net Proceeds Offer Amount, Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed
               --- ----
appropriate by Issuer so that only securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (k) A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (l) In the event of the Transfer of substantially all (but not all) of the assets of Parent and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.1, the Transferee shall be deemed to have sold for cash at Fair Market Value the assets of Parent and the Restricted Subsidiaries not so Transferred for purposes of this Section 4.13, and shall comply with the provisions of this Section 4.13 with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

          (m) Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any purchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

          SECTION 4.14. Limitation on Dividend and Other Restrictions Affecting
                        -------------------------------------------------------
Restricted Subsidiaries. Parent shall not, and shall not permit any Restricted
-----------------------
Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (a) pay dividends or make any other distributions on its Capital Stock to Parent or any other Restricted Subsidiary or pay any Indebtedness owed to Parent or any other Restricted Subsidiary,

          (b) make any loans or advances to, or guarantee any Indebtedness of, Parent or any other Restricted Subsidiary, or

          (c) Transfer any of its assets to Parent or any other Restricted Subsidiary, except:

          (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including this Indenture and the Credit Facility), as such encumbrance or restriction is in effect on the Issue Date;

          (2) restrictions on the Transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

          (3) restrictions on the Transfer of assets imposed under any agreement to sell such assets permitted under this Indenture pending the closing of such sale;

          (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;

          (5) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the Transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

          (6) Purchase Money Indebtedness and Capital Lease Obligations incurred pursuant to clause (8) of the definition of "Permitted Indebtedness" that impose restrictions of the nature described in clause
     (c) above on the assets acquired;

          (7) any encumbrances or restrictions imposed by any amendments or Refinancings of the contracts, instruments or obligations referred to in clause (1), (4) or (6) above; provided that such amendments or Refinancings
                                   --------
     are, in the good faith judgment of the Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or Refinancing;

          (8) covenants to maintain net worth, total assets or liquidity and similar financial responsibility covenants under contracts with customers or suppliers in the ordinary course of business;

          (9) any such encumbrance or restriction consisting of customary provisions in leases governing leasehold interests to the extent such provisions restrict the Transfer of the lease or the property leased thereunder; and

          (10)  any restriction imposed by applicable law.

          SECTION 4.15. Limitation on Sale of Principal Properties.
                        ------------------------------------------

          (a) Parent shall not, and shall not permit any Restricted Subsidiary (including each Principal Property Subsidiary) to, directly or indirectly, Transfer any Principal Property or any mate-
rial part thereof or Transfer or issue any Capital Stock of any Principal Property Subsidiary (each, a "Sale of a Principal Property") unless:
                              ----------------------------

          (1) Parent or such Restricted Subsidiary receives consideration at the time of such Sale of a Principal Property at least equal to the Fair Market Value of the assets included in such Sale of a Principal Property;

          (2) all consideration received in the form of cash or Temporary Cash Investments is paid directly by the purchaser of such Collateral to the Trustee for deposit into the Collateral Account, and all consideration in the form of Replacement Principal Property (as defined below) is made subject to the Lien of this Indenture and the applicable Security Documents; and

          (3)  prior to consummating such transaction, either:

               (i) Parent delivers to the Trustee an Officers' Certificate and an opinion from a nationally recognized firm of independent accountants that the Net Available Proceeds from such proposed transaction will be sufficient at the proposed purchase date to purchase all of the outstanding Notes at the Make Whole Amount plus accrued and unpaid interest thereon to the proposed purchase date, using the Special Adjusted Treasury Rate in effect on the Business Day prior to the date of delivery of such certificate and opinion; or

               (ii) 100% of the total consideration received in such Sale of a Principal Property consists of cash, Temporary Cash Investments, Replacement Principal Property (valued at the Fair Market Value thereof) or a combination of the foregoing, and Issuer delivers an opinion to the Trustee from an Independent Financial Advisor that it has determined the transaction to be fair, from a financial point of view, to the Holders.

For purposes of clause (3) above, the following shall be deemed to be cash:

          (x) the amount (without duplication) of any Indebtedness (other than Subordinated Obligations) of Parent or such Restricted Subsidiary that is expressly assumed by the Transferee in such Sale of a Principal Property and with respect to which Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness; and

          (y) the amount of any obligations received from such Transferee that are within 60 days repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (to the extent of the cash or Temporary Cash Investments actually so received).

          (b)  Section 4.15(a) shall not apply to any of the following:

          (1) any such Transfer or issuance to Issuer or any Guarantor; provided that
               --------

                 (i) all Principal Property so Transferred shall remain subject to the Lien of this Indenture and the applicable Security Documents;

                 (ii) the Issuer or the applicable Guarantor shall expressly assume, pursuant to documentation in form and substance satisfactory to the Trustee, the performance of every obligation under the applicable Security Documents to be performed or observed by the applicable Transferor; and

                 (iii) the Issuer and applicable Guarantor shall cause such amendments, supplements or other instruments to be executed, filed and/or recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or Transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC;

          (2) any such Transfer or issuance by a Foreign Subsidiary to a Foreign Subsidiary; provided that
                         --------

                 (i) all Principal Property so Transferred shall remain subject to the Lien of the Security Documents securing the applicable Fixed Asset Intercompany Notes;

                 (ii) the applicable Foreign Subsidiary shall expressly assume, pursuant to documentation satisfactory to the Trustee, the performance of every obligation under the applicable Fixed Asset Intercompany Note or the guarantee thereof, as the case may be, and the Security Documents and other supporting documents to be performed or observed by the applicable Transferor; and

                 (iii) such Foreign Subsidiaries shall cause such amendments, supplements or other instruments to be filed, executed and/or recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or Transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral; or

          (3) any such Transfer of Capital Stock of any Foreign Subsidiary to a Foreign Subsidiary.

          (c) If at any time any non-cash consideration received by Parent or any Restricted Subsidiary in connection with any Sale of a Principal Property is repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion, sale or other disposition shall be deemed to constitute the date of a Sale of a Principal Property hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section.

          (d) If Parent or any Restricted Subsidiary engages in a Sale of a Principal Property, Parent or a Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply an amount equal to all of the Net Available Proceeds therefrom as follows:

          (1) to purchase or otherwise acquire a facility of the general nature and type as the Principal Properties in existence on the Issue Date, which shall be made subject to the Lien of this Indenture and the applicable Security Documents as a "Principal Property" (a "Replacement Principal
                                                      ---------------------
     Property"); and/or
     --------

          (2) to make an offer to purchase Notes from all Holders with the amount of the Net Available Proceeds not used to purchase or otherwise acquire Replacement Principal Property (an "Unused Proceeds Offer").
                                                 ---------------------

          The offer price for the Notes (the "Unused Proceeds Offer Amount")
                                              ----------------------------
will be payable in cash and will be equal to 100% of the principal amount of the Notes tendered pursuant to the offer, plus accrued and unpaid interest thereon, if any, to the date such offer is consummated, plus the Make Whole Amount, if any. Such offer will otherwise be conducted in accordance with the procedures with respect to a Net Proceeds Offer set forth in Section 4.13(h)-(k), substituting the term "Unused Proceeds Offer" for "Net Proceeds Offer", "Unused Proceeds Offer Amount" for "Net Proceeds Offer Amount", "Sale of Principal Property" for "Asset Sales" and appropriate references to Section 4.15 for references to Section 4.13. If the aggregate amount of the Notes validly tendered and not withdrawn by Holders thereof exceeds the amount of Net Available Proceeds not used to purchase or otherwise acquire Replacement Principal Property, Notes to be purchased will be selected on a pro rata basis.
                                                                --- ----

          (e) Parent or any Restricted Subsidiary may Transfer any part of a Principal Property (1) which is damaged, worn-out or obsolete or (2) no longer used or useful in the business of Parent and its Subsidiaries, which shall not constitute a Sale of Principal Property; provided that (x) in each case, such
                                         --------
Transfer is consistent with past practice and does not significantly reduce the value or usefulness of any Principal Property and (y) in the case of clause (2) only, such Transfer shall be subject to compliance with Section 4.13.

          (f) With respect to any Sale of a Principal Property, an amount equal to any Net Available Proceeds from such Sale of a Principal Property shall, concurrently with the closing of such sale, be delivered to the Trustee for deposit into the Collateral Account pending its application to acquire a Replacement Principal Property or purchase the Notes. To the extent that funds remain after repayment of all obligations in connection with the purchase of the Notes, such excess amounts and any interest thereon shall remain subject to the Lien of this Indenture and the applicable Security Documents. Pending such application of such amounts, the Trustee shall invest such amount at Is-
suer's direction in Temporary Cash Investments; provided that the maturity of
                                                --------
those investments is prior to the proposed purchase date of the Notes.

          SECTION 4.16. Limitation on Sale and Leaseback Transactions.
                        ---------------------------------------------
Parent shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that Parent or any Restricted
                                    --------
Subsidiary may enter into a Sale and Leaseback Transaction not involving any Collateral if:

          (1) Parent or such Restricted Subsidiary could have

              (x) incurred Indebtedness in an amount equal to the Attributable
                  Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.9, and

              (y) incurred a Lien to secure such Indebtedness pursuant to
                  Section 4.11;

          (2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

          (3) the Transfer of the asset in such Sale and Leaseback Transaction is permitted by, and Issuer applies the proceeds of such transaction in compliance with, Section 4.13.

          SECTION 4.17. Impairment of Security Interest. Parent shall not, and
                        -------------------------------
shall not permit any Restricted Subsidiary to, take, or knowingly omit to take, any action, which action or omission might or would have the result of materially impairing the security interest in favor of the Trustee on behalf of the Holders with respect to the Collateral or Second Lien Collateral, and neither Parent nor any Restricted Subsidiary shall grant to any Person (other than the Trustee on behalf of the Holders) any interest whatsoever in the Collateral or the Second Lien Collateral (other than as permitted by the Security Documents).

          No Pledgor shall file or record any instrument or document with any entity, officer or office having responsibility for recording of Security Interests which purports to terminate, vitiate or extinguish a Security Interest in or Lien on Collateral.

          SECTION 4.18. Conduct of Business. Parent shall not, and shall not
                        -------------------
permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

          SECTION 4.19. Maintenance of Insurance, Properties, Books and Records.
                        -------------------------------------------------------

          (a) Parent shall, and shall cause its Subsidiaries to, maintain property and casualty, business interruption, workers' compensation and such other insurance against such risks and in such amounts as are customarily carried by similar businesses with deductibles, retentions, self-insured amounts and coinsurance customarily carried by similar businesses of similar size; provided that, with respect to the Collateral, Parent will, and will cause the
--------
Restricted Subsidiaries to, maintain the fol-lowing insurance policies and coverages with policy limits and deductibles in such amounts as would be maintained by a Prudent Operator or as the Trustee may otherwise reasonably request:

          (i) Physical hazard insurance on an "all risk" basis covering, without limitation, hazards commonly covered by such policies, in an amount equal to the full replacement cost of the Mortgaged Property and Equipment,

          (ii) Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Property (and any other adjoining streets, sidewalks and passageways) and other Collateral covering such matters as are customarily covered by such policies, arising out of or connected with the possession, use, leasing, operation or condition of the Collateral;

          (iii) Explosion insurance in respect of any boilers, machinery and similar apparatus located on or comprising the Mortgaged Property and Equipment;

          (iv) If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, each as amended, or any successor laws, flood insurance;

          (v) Worker's compensation insurance as required by the laws of the state where the Collateral is located to protect the Pledgors and the Trustee against claims for injuries sustained in the course of employment at the premises of the Pledgors; and

          (vi) Such other types of insurance, against such risks as the Trustee may from time to time reasonably require to the extent such Insurance is commercially available at commercially reasonable prices to the extent secured lenders are requiring borrowers to obtain such insurance in connection with financings of the type contemplated by this Indenture;

          (b) Each insurance policy described in Section 4.19(a) shall provide that:

          (i) it may not be materially modified, reduced, cancelled or otherwise terminated without at least thirty (30) days' prior written notice to the Trustee;

          (ii) the Trustee is permitted to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due;

          (iii) all losses thereunder shall be payable notwithstanding any act or negligence of the applicable Pledgor or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments;

          (iv)  with respect to the insurance policies described in clauses (i),
     (iii), (iv), (v) and, to the extent applicable (viii) of Section 4.19(a), all losses payable thereunder shall be payable to the Trustee, as loss payee, pursuant to a standard non-contributory New York mortgagee endorsement and shall be in an amount, at least sufficient to prevent coinsurance liability; and

               (v) with respect to the insurance policies described in clauses
          (ii) and to the extent applicable (vi) and (vii) of Section 4.19(a), the Trustee shall be named as an additional insured.

               (c) Settlement or adjustment of any claim under any of the insurance policies described in Section 4.19(a), if such claim involves any loss in excess of $5,000,000 (as determined by the Board of Directors acting reasonably and in good faith) shall require the consent of the Trustee, and the Pledgors shall cause each such policy to contain a provision to such effect.

               (d) On an annual basis and prior to the expiration of any insurance policy described in Section 4.19(a), the Pledgors shall deliver to the Trustee an insurance policy or policies renewing or extending such expiring insurance policy or policies or renewal or extension Insurance Certificates or other reasonable evidence of renewal or extension providing that the insurance policies are in full force and effect.

               (e) The Pledgors shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with the insurance policies required to be maintained under this Section 4.19 unless the Trustee is included thereon as an additional insured and, if applicable, with loss payable to the Trustee under an endorsement containing the provisions described in
Section 4.19(b). The Pledgors shall immediately notify the Trustee whenever any such separate insurance policy is obtained and shall promptly deliver to the Mortgagee the insurance policy or Insurance Certificate evidencing such insurance.

               (f) The Pledgors may maintain the coverages required by Section
4.19 under blanket policies covering the Collateral and other locations owned or operated by the Pledgors or an Affiliate of the Pledgors if the terms of such blanket policies otherwise comply with the provisions of Section 4.19(b) and contain specific coverage allocations in respect of the Premises complying with the provisions of Section 4.19(b).

               (g) If there shall occur any Destruction, (i) individually or in the aggregate, in excess of $5,000,000 the applicable Pledgor shall promptly send to the Trustee a written notice setting forth the nature and extent of such Destruction and (ii) all Net Insurance Proceeds shall be applied in accordance with the provisions of Section 13.3.

               (h) If there shall occur any Taking or the commencement of any proceeding thereof, the Mortgagor shall immediately notify the Trustee upon receiving notice of such Taking or commencement of proceedings therefor. The Trustee may, at its option, participate in any proceedings or negotiations which might result in any Taking, and the Trustee shall deliver or cause to be delivered to the Trustee all instruments requested by it to permit such participation. The Trustee may be represented by counsel satisfactory to it at the expense of the applicable Pledgor in connection with any such participation. The Pledgor shall pay all fees, costs and expenses incurred by the Trustee in connection with any Taking and in seeking and obtaining any award or payment on account thereof.

               (i) All insurance under this Section will be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by Parent after consultation with a reputable insurance broker.

               (j) Subject to, and in compliance with, the provisions of Sections 12.3 and 12.4 and to the provisions of the applicable Security Documents, Parent and each of the Restricted Subsidiaries shall cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good working condition, repair and order (ordinary wear and tear and damage from casualty and condemnation excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

               (k) Parent and Issuer shall, and shall cause each of the Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent and Issuer and each of the Restricted Subsidiaries, in accordance with GAAP.

                                    ARTICLE 5

                                SUCCESSOR COMPANY

               SECTION 5.1. Merger, Consolidation and Sale of Assets.
                            ----------------------------------------

               (a) Parent shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of Parent to Transfer) all or substantially all of Parent's assets (determined on a consolidated basis for Parent and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless

               (1) either

                    (i)   Parent is the surviving or continuing corporation; or

                    (ii) the Person (if other than Parent) formed by such consolidation or into which Parent is merged or the Transferee of such assets (the "Parent Surviving Entity"):
                                 -----------------------

                    (x) is a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

                    (y) expressly assumes, by supplemental indenture and
                        Security Documents (in each case, in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all of the Obligations of Parent under its Guarantee and the performance of every covenant under Parent's Guarantee, this Indenture, the Registration Rights Agreement and the

                    Security Documents on the part of Parent to be performed or observed; and

          (2) each of the conditions specified in Section 5.1(d) is satisfied.

For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of Parent, the Capital Stock of which constitutes all or substantially all of the assets of Parent (determined on a consolidated basis for Parent and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of Parent.

          Upon any consolidation or merger in which Parent is not the continuing corporation, or any Transfer of all or substantially all of the assets of Parent in accordance with the foregoing, the Parent Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Parent under its Guarantee, this Indenture, the Registration Rights Agreement and the Security Documents with the same effect as if such Parent Surviving Entity had been named as such.

          (b) Issuer shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of Issuer to Transfer) all or substantially all of Issuer's assets (determined on a consolidated basis for Issuer and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless

          (1)  either

               (i)    Issuer is the surviving or continuing corporation; or


               (ii) the Person (if other than Issuer) formed by such consolidation or into which Issuer is merged or the Transferee of such assets (the "Issuer Surviving Entity"):
                       -----------------------

               (x) is a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

               (y) expressly assumes, by supplemental indenture and Security Documents (in each case, in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant under the Notes, this Indenture, the Registration Rights Agreement and the Security Documents on the part of Issuer to be performed or observed; and

          (2)  each of the conditions specified in Section 5.1(d) is satisfied.

For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of Issuer, the Capital Stock of which constitutes all or substantially all of the assets of Issuer (determined on a consolidated basis for Issuer and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of Issuer.

          Upon any consolidation or merger in which Issuer is not the continuing corporation or any Transfer of all or substantially all of the assets of Issuer in accordance with the foregoing, the Issuer Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Issuer under the Notes, this Indenture, the Registration Rights Agreement and the Security Documents with the same effect as if such Issuer Surviving Entity had been named as such.

          (c) No Guarantor (other than Parent) will, and Parent will not cause or permit any such Guarantor to, consolidate with or merge with or into any Person unless

          (1) either

               (i) such Guarantor shall be the surviving or continuing corporation; or

               (ii) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged shall expressly assume, by supplemental indenture and Security Documents (in each case, in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all of the obligations of such Guarantor under its Guarantee and the performance of every covenant under such Guarantor's Guarantee, this Indenture, the Registration Rights Agreement and the Security Documents on the part of such Guarantor to be performed or observed; and

          (2) each of the conditions specified in Section 5.1(d) (other than clause (1) thereof) is satisfied.

The requirements of this paragraph (c) shall not apply to (x) a consolidation or merger of any Guarantor with and into Issuer or any other Guarantor, so long as Issuer or a Guarantor survives such consolidation or merger, or (y) a Transfer of any Guarantor that complies with Section 4.13 or Section 4.15.

          (d) The following additional conditions shall apply to each transaction described in paragraph (a), (b) or (c), except that clause (1) below shall not apply to a transaction described in paragraph (c):

          (1) immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Parent (or the Parent Surviving Entity, if applicable)

               (x) could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

               (y) has a Consolidated Net Worth not less than the Consolidated Net Worth of Parent immediately before the transaction;

          (2) immediately before and immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default has occurred and is continuing;

          (3) Parent, Issuer, such Guarantor or the relevant surviving entity, as applicable, shall cause such amendments, supplements or other instruments to be filed, executed and/or recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral and Second Lien Collateral owned by or Transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral and Second Lien Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant States;

          (4) the Collateral and Second Lien Collateral owned by or Transferred to Parent, Issuer, such Guarantor or the relevant surviving entity, as applicable, shall

               (i) continue to constitute Collateral and Second Lien Collateral under the Indenture and the Security Documents,

               (ii) be subject to the Lien in favor of the Trustee for the benefit of the Holders, and

               (iii) not be subject to any Lien other than Liens permitted by the Security Documents;

          (5) the assets of the Person which is merged or consolidated with or into the relevant surviving entity, to the extent that they are assets of the types which would constitute Collateral under the Security Documents, shall be treated as After-Acquired Property and such surviving entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture; and

          (6) Parent shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture or supple mental Security Documents are required in connection with such transaction, such supplemental indenture and Security Documents comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental indenture and Security Documents are enforceable.

          Opinions of Counsel required to be delivered under this Section or elsewhere in this Indenture may have qualifications customary for opinions of the type required, and counsel delivering such Opinions of Counsel may rely on certificates of Terra Capital or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

               The successor entity pursuant to Section 5.1(a), (b) or (c) shall be the successor to Parent, Issuer or the applicable Guarantor, as the case may be, and shall succeed thereto and be substituted thereor, and may exercise every right and power thereof under this Indenture, but the predecessor entity in the case of a Transfer shall not be released from the obligation to pay the principal of and interest on the Notes.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

               SECTION 6.1. Events of Default. Any of the following shall
                            -----------------
constitute an Event of Default:

               (i) default for 30 days in the payment when due of interest on any Note;

               (ii) default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional redemption, required repurchase or otherwise;

               (iii) failure to perform or comply with Section 4.8 or Section 4.15;

               (iv) failure to perform or comply with any covenant, agreement, warranty or obligation in this Indenture or the Notes (other than any specified in clause (i), (ii) or (iii) above) which failure continues for 60 days after written notice thereof has been given to Terra Capital by the Trustee or to Terra Capital and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

               (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent or any Restricted Subsidiary whether such Indebtedness now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay such Indebtedness at Stated Maturity (after giving effect to any grace period related thereto) (a "Payment Default") or (b) results
                                                ---------------
          in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness as to which a Payment Default or acceleration shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

               (vi) one or more final and non-appealable judgments, orders or decrees for the payment of money of $15.0 million or more, individually or in the aggregate, shall be entered against Parent or any Restricted Subsidiary or any of their respective properties and which final and non-appealable judgments, orders or decrees are not covered by third party indemnities or insurance as to which coverage has not been disclaimed and are not paid, discharged, bonded or stayed within 60 days after their entry;

               (vii) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of Issuer, Parent or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging Issuer, Parent or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Issuer, Parent or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Issuer, Parent or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

               (viii) Terra Capital, Parent or any Significant Subsidiary:

                      (A) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent;

                      (B) consents to the entry of an order for relief in respect of Issuer, Parent or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Issuer, Parent or any of its Significant Subsidiaries;

                      (C) files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

                      (D) consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Issuer, Parent or any of its Significant Subsidiaries or of any substantial part of its property;

                      (E)  makes an assignment for the benefit of creditors;

                      (F) admits in writing its inability to pay its debts generally as they become due; or

                      (G) takes corporate action in furtherance of any such action;

               (ix) the Guarantee of Parent or any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with its terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or is found invalid or any

          Guarantor denies or disaffirms its obligations under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Indenture); or

               (x) default by Issuer or any Pledgor in the performance of the Security Documents which adversely affects the enforceability or the validity of the Trustee's Lien on the Collateral or Second Lien Collateral or which adversely affects the condition or value of the Collateral or Second Lien Collateral, taken as a whole, in any material respect, repudiation or disaffirmation by Issuer or any Pledgor of its obligations under any of the Security Documents or the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against Issuer or any Guarantor for any reason.

               The term "Bankruptcy Law" means Title 11, United States Code, as
                         --------------
amended, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or
 ---------
similar official under any Bankruptcy Law.

               Terra Capital shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (v) of this Section 6.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iv) or (vi) of this Section 6.1, its status and what action Terra Capital is taking or proposes to take with respect thereto.

               SECTION 6.2. Acceleration. If an Event of Default occurs and is
                            ------------
continuing (other than an Event of Default described in clause (vii) or (viii) of Section 6.1 with respect to Terra Capital, Issuer, Parent or any Guarantor that is a Significant Subsidiary), the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default described in clause (vii) or (viii) of Section 6.1 occurs with respect to Issuer, Parent or any Guarantor that is a Significant Subsidiary, the principal of and interest on all the Notes will ipso facto
                                                                ---- -----
become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. The Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

               SECTION 6.3. Other Remedies. If an Event of Default occurs and is
                            --------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

               SECTION 6.4. Waiver of Past Defaults. The Holders of a majority
                            -----------------------
in aggregate principal amount of the Notes then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

               SECTION 6.5. Control by Majority. The Holders of a majority in
                            -------------------
principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee shall have no duty to make such determination) or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed
           --------  -------
proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification from the Holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

               SECTION 6.6. Limitation on Suits. A Holder may not pursue any
                            -------------------
remedy with respect to this Indenture or the Notes unless:

               (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

               (2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

               (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

               (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

               (5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request during such 60-day period.

               A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

               SECTION 6.7. Rights of Holders To Receive Payment.
                            ------------------------------------
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium (if any) or interest on the Notes held by such Holder, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

               SECTION 6.8.  Collection Suit by Trustee. If an Event of Default
                             --------------------------
          specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Terra Capital for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

               SECTION 6.9.  Trustee May File Proofs of Claim. The Trustee may
                             --------------------------------
file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

               SECTION 6.10. Priorities. If the Trustee collects any money or
                             ----------
property pursuant to this Article 6, it shall pay out the money or property in the following order, subject to applicable law:

               FIRST: to the Trustee for amounts due under Section 7.7;

               SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

               THIRD: to Terra Capital.

               The Trustee may, upon prior written notice to Terra Capital, fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, Terra Capital shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

               SECTION 6.11. Undertaking for Costs. In any suit for the
                             ---------------------
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

               SECTION 7.1. Duties of Trustee.
                            -----------------

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

               (b)  Except during the continuance of an Event of Default:

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Security Documents and no implied covenants or obligations shall be read into this Indenture or the Security Documents against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (1) this paragraph does not limit the effect of paragraph (b) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2 and 6.5.

               (d) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

               SECTION 7.2. Rights of Trustee. Subject to Section 7.1,
                            -----------------

               (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

               (b) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

               (c) Before the Trustee acts or refrains from acting, the Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

               (e) Prior to the occurrence of an Event of Default hereunder and after the cure or waiver of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers' Certificate, or other request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that, if the payment
                                                --------
          within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigations, in the opinion of the Trustee, is not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by Terra Capital or, if advanced by the Trustee, shall be repaid by Terra Capital on demand.

               (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

               (g) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, or where information is required or necessary to be furnished by Terra Capital in order for the Trustee to act, the Trustee (unless otherwise evidence by herein specifically prescribed), shall not be liable for any action it takes or omits to take in good faith in reliance upon an Officers' Certificate, or for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

               (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of Terra Capital, except as otherwise specifically set forth in this Indenture, but the Trustee may require of Terra Capital full information and advice as to the performance of the covenants, conditions and agreements contained herein.

               (i) Except for (i) a default under Section 6.1(i) or 6.1(ii),
          (ii) the failure of Parent or Terra Capital to file any financial statements, documents or certificates specifically required to be filed with the Trustee pursuant to the provisions of this Indenture or
          (iii) any other event of which the Trustee has "actual knowledge" and which event constitutes a Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing by Terra Capital or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding; as used herein, the term "actual knowledge" means the actual fact of knowing, without a duty to make any investigation with regard thereto.

               (j) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

               (k) The permissive rights of the Trustee to perform acts enumerated in this Indenture shall not be construed as a duty.

               (l) The Trustee shall not be liable for any interest on any money received by it except as the Trustee may agree in writing with Terra Capital.

               (m) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

               SECTION 7.3. Individual Rights of Trustee. The Trustee in its
                            ----------------------------
individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Parent or its respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

               SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be
                            --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for Terra Capital's use of the proceeds from the Notes, and it shall not be responsible for any statement of Terra Capital in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

          SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing
                       ------------------
and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

          SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable
                       -----------------------------
after each January 1 beginning with the January 1 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b). Prior to delivery to the Holders, the Trustee shall deliver to Terra Capital a copy of any report it delivers to Holders pursuant to this Section 7.6.

          SECTION 7.7. Compensation and Indemnity. Terra Capital shall pay to
                       --------------------------
the Trustee from time to time such reasonable compensation for its services as Terra Capital and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Terra Capital shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide Terra Capital reasonable notice of any expenditure not in the ordinary course of business. Terra Capital shall indemnify each of the Trustee and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including attorneys' fees and expenses) (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify Terra Capital promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Terra Capital shall not relieve Terra Capital of its obligations hereunder. Terra Capital shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel at its own expense. If, however, representation in any defense by Terra Capital and its counsel would in the opinion of counsel to the Trustee create a conflict of interest, Terra Capital shall pay the expense of separate counsel to the Trustee. Terra Capital need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. Terra Capital need not pay for any settlement made without its written consent.

          To secure Terra Capital's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

          Terra Capital's payment obligations pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.1(vii) or (viii) with respect to

Terra Capital, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.8. Replacement of Trustee. The Trustee may resign at any
                       ----------------------
time upon 30 days notice to Terra Capital. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. Terra Capital shall remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by Terra Capital or by the Holders of a majority in principal amount of the outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), Terra Capital shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Terra Capital. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, Terra Capital's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates
                       ---------------------------
with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, so long as such corporation is eligible under this Article 7 and TIA (S) 310(a).

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all
                        -----------------------------
times satisfy the requirements of TIA (S) 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation
            --------  -------
of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of Terra Capital are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          SECTION 7.11. Preferential Collection of Claims Against Terra Capital.
                        -------------------------------------------------------
The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.1.  Discharge of Liability on Notes; Defeasance.
                        -------------------------------------------

          (a) When (i) Terra Capital delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.7) for cancellation or
(ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3, and Terra Capital irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon, and if in either case Terra Capital pays all other sums payable hereunder by Terra Capital, then the Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of Terra Capital accompanied by an Officers' Certificate and an Opinion of Counsel that all conditions precedent provided for herein relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of Terra Capital.

          (b) Subject to Sections 8.1(c) and 8.2, Terra Capital at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal
                                                                           -----
defeasance option") or (ii) its obligations under Sections 4.4 through 4.19,
-----------------
inclusive, and the operation of Sections 6.1(iv), 6.1(v), 6.1(vi), 6.1(vii) (but only with respect to Significant Subsidiaries) and 6.1(viii) (but only with respect to Significant Subsidiaries), 6.1(ix) and 5.1(d)(1) and 5.1(d)(2) ("covenant defeasance option"). Terra Capital may exercise its legal defeasance
  --------------------------
option notwithstanding its prior exercise of its covenant defeasance option.

          If Terra Capital exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If Terra Capital exercises its covenant defeasance option, payment of the Notes may not be accelerated due to a failure to comply with any of Sections 4.4 through 4.19, inclusive, or the operation of Sections 6.1(iv), 6.1(v), 6.1(vi), 6.1(vii) (but only with respect to Significant Subsidiaries), 6.1(viii) (but only with respect to Significant Subsidiaries), or 6.1(ix). If Terra Capital exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations under Article 10.

          Upon satisfaction of the conditions set forth herein and upon request of Terra Capital, the Trustee shall acknowledge in writing the discharge of those obligations that Terra Capital terminates.

          (c) Notwithstanding clauses (a) and (b) above, Terra Capital's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.3, 8.4, 8.5 and 8.6
shall survive until the Notes have been paid in full. Thereafter, Terra Capital's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

          SECTION 8.2. Conditions to Defeasance. Terra Capital may exercise its
                       ------------------------
legal defeasance option or its covenant defeasance option only if:

          (1)   Terra Capital irrevocably deposits in trust (the "defeasance
                                                                  ----------
     trust") with the Trustee money or U.S. Government Obligations which through
     -----
     the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash (without reinvestment) at such times and in such amounts as will be sufficient to pay principal and interest on the Notes (except Notes replaced pursuant to Section 2.7) to redemption or maturity, as the case may be;

          (2) Terra Capital delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

          (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(vi) or (vii) with respect to Terra Capital occurs which is continuing at the end of the period;

          (4) no default exists under any Indebtedness of Parent or any Restricted Subsidiary;

          (5) Terra Capital delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) Terra Capital shall have delivered to the Trustee an Opinion of Counsel stating that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law);

          (7) Terra Capital delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with; and

          (8) Terra Capital shall have paid or duly provided for payment under terms mutually satisfactory to Terra Capital and the Trustee all amounts then due to the Trustee pursuant to Section 7.7.

          Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of Terra Capital or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

          Before or after a deposit, Terra Capital may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

          SECTION 8.3. Application of Trust Money. The Trustee shall hold in
                       --------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent (including Terra Capital acting as its own Paying Agent as the Trustee may determine) and in accordance with this Indenture to the payment of principal of and interest on the Notes.

          SECTION 8.4. Repayment to Terra Capital. The Trustee and the Paying
                       --------------------------
Agent shall notify Terra Capital of any excess money or Notes held by them at any time and shall promptly turn over to Terra Capital upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to Terra Capital upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to Terra Capital for payment as general creditors.

          SECTION 8.5. Indemnity for Government Obligations. Terra Capital shall
                       ------------------------------------
pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such
                --------
tax, fee or other charge to such Holder's account.

          SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable
                       -------------
to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Terra Capital's obligations under this Indenture and the Notes and the Guarantors' obligations under this Indenture and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that (a) if Terra Capital has made any
                     --------  -------
payment of interest on or principal of any Notes following the reinstatement of their obligations, Terra Capital shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to Terra Capital promptly after receiving a written request therefor at any time, if such reinstatement of Terra Capital's obligations has occurred and continues to be in effect.

                                    ARTICLE 9

                             AMENDMENTS AND WAIVERS

          SECTION 9.1. Without Consent of Holders. Terra Capital and the Trustee
                       --------------------------
may amend this Indenture or the Notes without notice to or consent of any
Holder:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2) to provide for the assumption by a successor Person of the obligations of Issuer or any Guarantor under this Indenture in accordance with Article 5;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in
                            --------
     registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are as described in Section 163(f)(2)(B) of the Code;

          (4)   to add a Guarantor with respect to the Notes;

          (5) to release a Guarantor from its Guarantee and the Security Documents when permitted by this Indenture;

          (6)   to add any additional asset as Collateral;

          (7) to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Indenture;

          (8) to add to the covenants of Parent or Terra Capital for the benefit of the Holders or to surrender any right or power herein conferred upon Parent or Terra Capital;

          (9) to make any change that does not adversely affect the rights of any Holder; or

          (10) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA.

          After an amendment under this Section becomes effective, Terra Capital shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this section.

          SECTION 9.2. With Consent of Holders. Terra Capital and the Trustee
                       -----------------------
may amend this Indenture, the Notes and the Security Documents and any Fixed Asset Intercompany Note with the consent of the Holders of a majority of the aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of outstanding Note affected thereby, no amendment may:

          (1) reduce the principal amount or change the fixed maturity of any Note;

          (2) alter the provisions with respect to the redemption or repurchase provisions of any Note or this Indenture in a manner adverse to the Holders of the Notes (other than the provisions of this Indenture relating to any offer to purchase required under Section 4.8 or 4.15);

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4) waive a Default in the payment of principal or interest on the Notes (except that Holders of at least a majority in aggregate principal amount of the then outstanding Notes may (x) rescind an acceleration of the Notes that resulted from a non-payment default and (y) waive the payment default that resulted from such acceleration);

          (5) make the principal of or interest on any Note payable in money other than United States Dollars;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

          (7) waive a redemption or purchase payment due with respect to any Note;

          (8) release from the Lien of the Indenture and the Security Documents all or substantially all of the Collateral and the Second Lien Collateral;

          (9) make the Notes or any Guarantee subordinated by their or its terms in right of payment to any other Indebtedness;

          (10) release any Guarantor that is a Significant Subsidiary from its Guarantee except in compliance with this Indenture; or

          (11) make any change in the amendment and waiver provisions of this Indenture;

provided, further, that no such modification or amendment may, without the
--------  -------
consent of the Holders of two-thirds of the aggregate principal amount of Notes then outstanding, (a) amend or waive any of the provisions (including the definitions thereto) in Section 4.8 or Section 4.15 in a manner materially adverse to the Holders or (b) release from the Lien of this Indenture and the Security Documents any Principal Property other than in accordance with Section 4.15.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

          After an amendment or waiver under this Section becomes effective, Terra Capital shall mail to Holders a notice briefly describing such amendment or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or waiver.

          SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to
                       -----------------------------------
this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent
                       ---------------------------------------------
to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. An amendment or waiver becomes effective once the requisite number of consents are received by Terra Capital or the Trustee. After an amendment or waiver becomes effective, it shall bind every Holder.

          Terra Capital may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.


          SECTION 9.5. Notation on or Exchange of Notes. If an amendment changes
                       --------------------------------
the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.

          Alternatively, if Terra Capital or the Trustee so determines, Terra Capital in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

          SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any
                       --------------------------
amendment authorized pursuant to this Article 9 (other than Section 9.1(4)) if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of Article 9.

                                   ARTICLE 10

                                   GUARANTEES

          SECTION 10.1. Guarantees. Each Guarantor hereby unconditionally and
                        ----------
irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns as primary obligor and not merely as a surety, on a senior secured basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of Terra Capital under this Indenture and the Notes whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Guarantors being herein called the "Guaranteed
                                                                  ----------
Obligations"). The Guarantors will agree to pay, in addition to the amount
-----------
stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Guarantees. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this
Article 10 notwithstanding any extension or renewal of any Guaranteed
Obligation.

          Each Guarantor waives presentation to, demand of, payment from and protest to Terra Capital of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against Terra Capital or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor.

          Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          Except as expressly set forth in Sections 8.2, 10.2 and 10.6, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

          Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of Terra Capital or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of Terra Capital to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any Guaranteed Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of Terra Capital to the Holders and the Trustee.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of Guaranteed Obligations as provided in Article 6, the Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

          Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

          SECTION 10.2. Limitation on Liability. Any term or provision of this
                        -----------------------
Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Guarantor (other than the Guarantee by Parent and each other parent company of Issuer) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations hereunder, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata based
                                                                  --- ----
on the net assets of each Guarantor.

          SECTION 10.3. Successors and Assigns. This Article 10 shall be binding
                        ----------------------
upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 10.4. No Waiver. Neither a failure nor a delay on the part of
                        ---------
either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

          SECTION 10.5. Modification. No modification, amendment or waiver of
                        ------------
any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 10.6. Release of Guarantor. A Guarantor may, by execution and
                        --------------------
delivery to the Trustee of a supplemental indenture satisfactory to the Trustee, be automatically and unconditionally released from its Guarantee upon either of the following:

          (x) any sale, exchange or transfer by Parent or any Restricted Subsidiary to any Person that is not an Affiliate of Parent of all of the Capital Stock of, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in accordance with the provisions of this Indenture; or

          (y) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

provided, in each such case, Parent has delivered to the Trustee an Officers'
--------
Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transactions have been complied with and that such release is authorized and permitted under this Indenture.

          SECTION 10.7. Execution of Supplemental Indenture for Future
                        ----------------------------------------------
Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to
----------
Section 4.5 shall, and Terra Capital shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit F hereto pursuant to which such Subsidiary shall become a Guarantor
   ---------
under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, Terra Capital shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

                                   ARTICLE 11

                                  MISCELLANEOUS

          SECTION 11.1. Trust Indenture Act Controls. If any provision of this
                        ----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If this Indenture excludes any provision of the TIA that is required to be included, such provision shall be deemed included herein.

          SECTION 11.2. Notices. Any notice or communication shall be in writing
                        -------
and delivered in person, by overnight courier or facsimile (if to Terra Capital, with receipt confirmed by an Officer) or mailed by first-class mail addressed as follows:


          If to Terra Capital or any Guarantor:
          ------------------------------------

          TERRA INDUSTRIES INC.
          Terra Centre
          600 Fourth Street
          P.O. Box 6000
          Sioux City, Iowa 51102
          Attention: Chief Financial Officer

          If to the Trustee:
          -----------------

          c/o U.S. BANK NATIONAL ASSOCIATION
          180 East Fifth Street
          St. Paul, Minnesota 55101
          Attention: Corporate Trust Administration

          Terra Capital or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed or sent by overnight courier or facsimile to a Holder shall be sent to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

          Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

          SECTION 11.3. Communication by Holders with Other Holders. Holders may
                        -------------------------------------------
communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. Terra Capital, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon
                        --------------------------------------------------
any request or application by Terra Capital to the Trustee to take or refrain from taking any action under this Indenture, Terra Capital shall furnish to the Trustee to the extent required by the TIA or this Indenture:

          (1) an Officers' Certificate (which in connection with the original issuance of the Notes need only be executed by one Officer for Terra Capital) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.5. Statements Required in Certificate or Opinion. Each
                        ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided
                                                                    --------
     that an Opinion of Counsel can rely as to matters of fact on an Officers' Certificate or a certificate of a public official.

          SECTION 11.6.  When Notes Disregarded. In determining whether the
                         ----------------------
Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Terra Capital or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Parent shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

          SECTION 11.7.  Rules by Trustee, Paying Agent and Registrar. The
                         --------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Holders. The Trustee shall provide Terra Capital reasonable notice of such rules. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 11.8.  Legal Holidays. If a payment date is a Legal Holiday,
                         --------------
payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.9.  Governing Law. This Indenture and the Notes shall be
                         -------------
governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 11.10. No Recourse Against Others. No recourse for the payment
                         --------------------------
of the principal of or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Terra Capital or any Guarantor in this Indenture, or in any of the Notes or the Guarantees or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Parent or any of its Subsidiaries. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

          SECTION 11.11. Successors. All agreements of Terra Capital in this
                         ----------
Indenture and the Notes shall bind Terra Capital's successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12. Multiple Originals. The parties may sign any number of
                         ------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13. Table of Contents; Headings. The table of contents,
                         ---------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 11.14. Severability Clause. In case any provision in this
                         -------------------
Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   ARTICLE 12

                               SECURITY DOCUMENTS

          SECTION 12.1.  Security Documents; Additional Collateral.
                         -----------------------------------------

          (a) Security Documents. In order to secure the due and punctual
              ------------------
payment of the Notes, the Pledgors and the Trustee shall on the Issue Date enter into the Security Documents to create the Security Interests and for related matters. The Trustee and the Pledgors hereby agree that the Trustee holds the Collateral in trust for its benefit and the benefit of the Holders pursuant to the terms of the Security Documents. Unless an Event of Default has occurred and is continuing, the Pledgors will have the right to remain in possession and retain exclusive control of the Collateral (other than any cash, securities, obligations and Temporary Cash Investments constituting part of the Collateral and deposited with the Trustee and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose any income thereon.

          (b) Additional Collateral. Promptly upon the acquisition or receipt by
              ---------------------
Issuer or any Pledgor of After-Acquired Property:

          (i) Issuer or the applicable Pledgor, as the case may be, and the Trustee will, if necessary, enter into such amendments or supplements to the Security Documents or such additional Mortgages (in each case in registerable or recordable form) and other Security Documents, and Issuer shall cause such amendments, supplements, mortgages and other Security Documents to be filed and recorded in all such governmental offices as shall be necessary in order to grant and create a valid first priority Lien on and security interest in such After-Acquired Property in favor of the Trustee (subject to no Liens except Collateral Permitted Liens), Issuer shall cause appropriate financing statements to be filed in such governmental offices as shall be reasonably necessary in order to perfect any security interest in such After-

          Acquired Property as to which a security interest may, under the UCC of the applicable jurisdiction, be perfected by the filing of a financing statement and, if any such After-Acquired Property consists of stock certificates, promissory notes or other property as to which, under the relevant UCC, a security interest may be perfected only by possession, subject to the terms and conditions of the Security Documents, deliver such certificates, promissory notes and other property, together with stock powers or assignments duly endorsed in blank, to the Trustee;

               (ii) in the case of After-Acquired Property which constitutes personal property having a value in excess of $10,000,000, and to the extent additional recordings, registrations or filings are necessary to create and/or perfect a Security Interest in such personal property under the Security Documents, Issuer or the applicable Pledgor, as the case may be, shall also deliver to the Trustee the following:

                     (A) an Opinion of Counsel substantially to the effect that, in the opinion of such counsel, the applicable Security Documents and all other instruments of further assurance or assignment have been properly recorded, registered and filed to the extent necessary to create and/or perfect the Security Interests in such personal property under the Security Documents and reciting the details of such action and stating that as to such Security Interests under such Security Documents, such recordings, registrations and filings are the only recordings, registrations and filings necessary to give notice thereof and no re-recordings, re-registrations or refilings are necessary to maintain such notice (other than as stated in such opinion);

                     (B) an Officers' Certificate of Issuer stating that any
               specific Liens on such personal property are Collateral Permitted Liens; and

                     (C) evidence of payment or a closing statement indicating
               payments to be made of all filing fees, recording charges, transfer taxes and other costs and expenses including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such personal property to the Lien of any applicable Security Document to perfect such Liens;

               (iii) in the case of After-Acquired Property which constitutes Real Property, Issuer or the applicable Pledgor, as the case may be, shall also deliver to the Trustee the following:

                     (A) a title insurance policy or an endorsement to an
               existing title insurance policy, in the Chicago Title Insurance Loan Policy Extended Coverage form, or its equivalent, and in an amount at least equal to the purchase price thereof (or, if such property was not purchased or such purchase price cannot be determined by Issuer, the fair market value thereof as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee), in favor of the Trustee insuring that the Lien of the Security Documents or any additional Security Documents constitutes a valid and perfected Lien, subject to no Liens except Collateral Permitted

          Liens, on such Real Property in an aggregate amount equal to the purchase price or the fair market value, as applicable, of the Real Property and containing such endorsements and other assurances of the type included in the title insurance policies delivered to the Trustee on the Issue Date with respect to the Mortgaged Property, together with an Officers' Certificate stating that any Liens on such Real Property are Liens expressly permitted by this Indenture and the applicable Security Documents;

               (B) any Opinion of Counsel either (a) substantially to the effect that, in the opinion of such counsel, the applicable Security Documents and all other instruments of further assurance or assignment have been properly recorded, registered and filed to the extent necessary to create and/or perfect the Security Interests in such Real Property under the Security Documents and reciting the details of such action and stating that as to such Security Interests under such Security Documents, such recordings, registrations and filings are the only recordings, registrations and filings necessary to give notice thereof and no re-recordings, re-registrations or refilings are necessary to maintain such notice (other than as stated in such opinion) or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect the Security Interests in such Real Property;

               (C) a Survey with respect to such Real Property;

               (D) a policy or certificate of insurance as required by Section
          4.19 of this Indenture relating to such Real Property, which policy or certificate shall bear mortgagee endorsements of the character required by such Section;

               (E) evidence of payment or a closing statement indicating payments to be made by Issuer or the applicable Subsidiary of all title premiums, filing fees, recording and registration charges, transfer taxes and other costs and expenses including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such After-Acquired Property to the Lien of any applicable Security Document to perfect such Lien;

               (F) copies of all leases with respect to such Real Property, all of which leases shall be in conformance with any applicable provisions of the Security Documents;


               (G) an Officers' Certificate of Issuer stating that there has been issued and is in effect a valid and proper certificate of occupancy or local or foreign equivalent, if required by the local or foreign codes or ordinances for the use then being made of such Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Real Property contains conditions which are not in compliance with local or foreign codes or ordinances relating to building or fire safety or structural soundness; and

               (H) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be necessary in order for the owner or holder of the fee interest to grant the Lien contemplated by the Mortgage with respect to such Real Property; and

          (iv) Issuer or the applicable Pledgor shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that the documents that have been or are therewith delivered to the Trustee pursuant to this Section 12.1(b) (including any amendments, supplements, mortgages or other Security Documents referred to in paragraph (i) above) conform to the requirements of this Indenture.

          (c) Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture.

          SECTION 12.2. Recording, Etc.
                        --------------

          (a) Parent shall, and shall cause each other Pledgor to, take or cause to be taken all action required or desirable to maintain, perfect, preserve and protect the Security Interests in the Collateral and Second Lien Collateral granted by the Security Documents, including, but not limited to, causing all financing statements, Mortgages, other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property, and all mortgages securing purchase money obligations delivered to the Trustee or to the trustee, mortgagee or other holder of a Permitted Lien under Section 12.4 to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral and Second Lien Collateral.

          Issuer shall from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and Taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Trustee shall determine that additional mortgage recording, transfer or similar Taxes are required to be paid to perfect or continue any Lien on any Real Property in an amount at least equal to the fair market value from time to time of such Real Property, Issuer shall pay such Taxes promptly upon demand by the Trustee. Notwithstanding the foregoing, the Trustee shall not have any duty or obligation to ascertain whether any such Taxes are required to be paid at any time, and the determination referred to in the preceding sentence shall only be made by the Trustee upon receipt of written notice that such Taxes are due and owing.

          (b)   Issuer shall furnish or cause to be furnished to the Trustee:

          (i) at the time of execution and delivery of this Indenture, Opinion(s) of Counsel substantially in the form of the opinions to counsel delivered on the Issue Date to the Initial Purchasers;

          (ii) at the time of execution and delivery of this Indenture, with respect to each Mortgage, a policy of title insurance (or a commitment to issue such policy) insuring (or commiting to insure) the Lien of such Mortgage as a valid mortgage Lien, subject only to Liens specified in such Mortgage as "Prior Liens" or, in the case of each Mortgage encumbering Mortgaged Property located in Canada or the United Kingdom, a title Opinion of Counsel, substantially to the effect that the Lien of such Mortgage is a valid first mortgage Lien on such Mortgaged Property and fixtures thereon, subordinate only to those Liens specified in such Mortgage as "Prior Liens";

          (iii) to the extent as would be required by the TIA, within 30 days after the Issue Date, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, this Indenture, each Security Document and all other instruments of further assurance or assignment have been properly recorded, registered and filed to the extent necessary to perfect or create the Security Interests created by each such Security Document and reciting the details of such action, and stating that as to the Security Interests created pursuant to each such Security Document, such recordings, registerings and filings are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Security Interests; and

          (iv) within 30 days after October 8 in each year beginning with October 8, 2002, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all instruments of further assurance as is necessary to maintain the Security Interests of each of the Security Documents and reciting with respect to such Security Interests the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all instruments have been executed and/or filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under each of the Security Documents with respect to the Security Interests, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Security Interests.

          SECTION 12.3. Certain Dispositions of Collateral Without Release.
                        --------------------------------------------------

          (a) Notwithstanding the provisions of Section 12.4, so long as no Event of Default shall have occurred and be continuing, the Pledgors may, without any requirement of release or consent by the Trustee:

          (i) sell or otherwise dispose of, in any transaction or series of related transactions, any personal property subject to the Lien of the Security Documents which has become worn out or obsolete and which either has an aggregate fair market value of $100,000 or less, or which is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Security Documents as After-Acquired Property;

          (ii) grant rights-of-way and easements over or in respect of any Real Property; provided that such grant will not in any material respect, in the
               --------
     reasonable opinion of the Board of Directors, impair the usefulness of such property in the conduct of the relevant Pledgor's business and will not be prejudicial to the interests of the Holders;

          (iii) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; provided that no change in the location of any such
                    --------
     Collateral subject to the Lien of any of the Security Documents shall be made which (1) removes such property into a jurisdiction in which any instrument required by law to preserve the Lien of any of the Security Documents on such property, including all necessary instruments of further assurance, has not been recorded, registered or filed in the manner required by law to preserve the Lien of any of the Security Documents on such property, (2) does not comply with the terms of this Indenture and the Security Documents or (3) otherwise impairs the Lien of the Security Documents;

          (iv) demolish, dismantle, tear down, scrap or abandon any Collateral if, in the good faith opinion of the Board of Directors, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of Issuer;

          (v) subject to the provisions of the Security Documents, abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or of rights-of-way subject to the Lien of the Security Documents; provided that (i) any altered or substituted leases, contracts
                --------
     or rights-of-way shall forthwith, without further action, be subject to the Lien of the Security Documents to the same extent as those previously existing and (ii) if the relevant Pledgor shall receive any money or property in excess of such Pledgor's expenses in connection with such termination, cancellation, release, alteration or substitution as consideration or compensation for such termination, cancellation, release, alteration or substitution, such money or property, shall be treated as having been received in connection with an Asset Sale and subject to the provisions of Section 4.13;

          (vi) grant a non-exclusive license of any Patent, Trademark or Copyright (each as defined in the relevant Security Document);

          (vii) abandon any patent, trademark or copyright where subsequent applications relating to such patent, trademark or copyright have been filed with respect to similar subject matter or where the relevant Pledgor, in its reasonable business judgment, concludes that such patent, trademark or copyright is no longer useful in the conduct of such Pledgor's business;

          (viii) surrender or modify any franchise, license or permit subject to the Lien of any of the Security Documents which it may own or under which it may be operating; provided that, after the surrender or modification of
                          --------
     any such franchise, license or permit, the relevant Pledgor shall still, in the reasonable opinion of the Board of Directors, be entitled, under some other or without any franchise, license or permit, to conduct its business in the territory in which it is then operating; and provided, further, that
                                                         --------  -------
     if such Pledgor shall be entitled to receive any money or property in excess of such Pledgor's expenses in connection with such surrender or modification as consideration or compensation for such surrender or modification, such money or property, shall be treated as having been received in connection with an Asset Sale and subject to the provisions of
     Section 4.13;

          (ix) subject to the provisions of the Security Documents, grant leases or subleases in respect of any Real Property in the event that the relevant Pledgor determines, in its reasonable business judgment, that such Real Property is no longer useful in the conduct of such Pledgor's business and that such lease or sublease would not be reasonably likely to have an adverse effect on the value of the property subject thereto; provided that
                                                                  --------
     any such lease or sublease shall by its terms be subject and subordinate to the Lien, and otherwise comply with the provisions, of the Mortgage affecting such Real Property; or

          (x) in connection with any sale of Second Lien Collateral in accordance with the provisions of Section 7 of the Intercreditor Agreement, execute and deliver any and all instruments evidencing the release of the Lien of the Security Documents in the Second Lien Collateral described to be sold, transferred or disposed of in accordance with the provisions of the Intercreditor Agreement.

          (b) In the event that a Pledgor has sold, exchanged or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 12.3 may be sold, exchanged or otherwise disposed of by such Pledgor without any release or consent of the Trustee, and such Pledgor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Trustee shall promptly execute such an instrument (in recordable form, where appropriate) upon delivery to the Trustee of (i) an Officers' Certificate by such Pledgor reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of this Section 12.3 may be sold, exchanged or otherwise disposed of or dealt with by such Pledgor without any release or consent of the Trustee and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly taken by such Pledgor in conformity with a designated subsection of Section 12.3(a) and that the execution of such written disclaimer, release or quitclaim is appropriate under this Section 12.3.

          Any disposition of Collateral made in strict compliance with the provisions of this Section 12.3 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

          SECTION 12.4. Possession, Use and Release of Collateral. In addition
                        -----------------------------------------
to their rights under Section 12.3, Issuer and Guarantors shall have the right to obtain a release of items of Collateral (other than Trust Monies (excluding Trust Monies constituting Net Available Proceeds from an Asset Sale or a sale of Principal Property), which Trust Monies are subject to release from the Lien of the Security Documents as provided under Article 13) (the "Released Interests")
                                                           ------------------
subject to an Asset Sale and the Trustee shall release the Released Interests from the Lien of the Security Documents and reconvey the Released Interests to the appropriate Pledgor, upon compliance with the condition that the appropriate Pledgor deliver to the Trustee the following:

          (a) Release Notice. A notice (each, a "Release Notice") from the
              --------------                     --------------
     appropriate Pledgor requesting the release of the Released Interests (i) describing the proposed Released Interests, (ii) specifying the value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"), (iii) stating that the purchase price to be received is
      --------------
     at least equal to the fair market value of the Released Interests, (iv) confirming the sale of, or an agreement to sell, such Released Interests in a bona fide sale to a Person that is not an Affiliate of any of Issuer or Guarantors or, in the event that such sale is to a Person that is an Affiliate, confirming that such sale is made in compliance with the provisions of Section 4.12, (v) certifying that such Asset Sale complies with the terms and conditions of this Indenture with respect thereto, (vi) in the event that any assets other than cash or Temporary Cash Investments comprise a portion of the consideration received in such Asset Sale, specifically describing such assets and (vii) accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

          (b) Officers' Certificate. An Officers' Certificate of the appropriate
              ---------------------
     Pledgor stating that (i) such Asset Sale covers only the Released Interests and complies with the terms and conditions of this Indenture with respect to Asset Sales, (ii) the release of such Released Interests will not interfere with the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (iii) all Net Available Proceeds from the sale of the Released Interests will be applied pursuant to the provisions of this Indenture in respect of Asset Sales, (iv) there is no Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (v) the release of the Collateral will not result in a Default and (vi) all conditions precedent in this Indenture and in the Security Documents relating to the release in question have been complied with;

          (c) Delivery of Net Available Proceeds and Other Property. The Net
              -----------------------------------------------------
     Available Proceeds and other property (other than cash or Temporary Cash Investments) received as consideration from the Asset Sale shall be delivered to the Trustee, together with such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the Opinion of Counsel, to subject to the Lien of this Indenture and the Security Documents all the right, title and interest of the Pledgors in and to such property;

          (d) Opinions of Counsel. One or more Opinions of Counsel which, when
              -------------------
     considered collectively, shall be delivered substantially to the effect (i) that any obligation included in the consideration for any Released Interest and to be received by the Trustee pursuant to

     Section 12.4(c) is a valid and binding obligation enforceable in accordance with its terms, subject to such customary exceptions regarding equitable principles, creditors' rights generally and bankruptcy as shall be reasonably acceptable to the Trustee in its sole judgment, and is effectively pledged under the Security Documents, (ii) that any Lien granted by a purchaser to secure a purchase money obligation is a fully perfected Lien and such instrument granting such Lien is enforceable in accordance with its terms, (iii) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Trustee are sufficient to subject to the Lien of the Security Documents all the right, title and interest of Issuer in and to any property (other than cash or Temporary Cash Investments) and obligations that is included in the consideration for the Released Interest and is to be received by the Trustee pursuant to Section 12.4(c), or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (iv) that the Pledgor has corporate power to own all property included in the consideration for such release, and (v) that all conditions precedent herein and under any of the Security Documents relating to the release of such Collateral have been complied with;

          (e)  Regarding Real Property. If the Collateral to be released is (i)
               -----------------------
     only a portion of a discrete parcel of Real Property, in the case of Mortgaged Property located in the United States, an endorsement to the title insurance policy and in the case of Mortgaged Property located in a jurisdiction other than the United States or a state thereof or the District of Columbia, an Opinion of Counsel, in each case, confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property subject only to those Liens permitted by the applicable Mortgage; and (ii) Mortgaged Property having a fair value in excess of $1,000,000, Issuer shall have delivered to the Trustee a Survey depicting the Real Property to be released; and

          (f)  Other Documents. All documentation required by the TIA, if any,
               ---------------
     prior to the release of Collateral by the Trustee and, in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation necessary to subject such new Collateral to the Lien of the Security Documents.

          In connection with any release, Issuer shall (i) execute, deliver and record or file and obtain such instruments as the Trustee may reasonably require, including, without limitation, amendments to the Security Documents, and (ii) deliver to the Trustee such evidence of the satisfaction of the applicable provisions of this Indenture and the Security Documents as the Trustee may reasonably require.

          Notwithstanding the foregoing provisions of this Section 12.4, Issuer may obtain a release of any Net Available Proceeds required to purchase Notes pursuant to Section 4.13 or 4.15 by directing the Trustee in writing to cause to be applied such Net Available Proceeds to such purchase in accordance with
Section 4.13 or Section 4.15, as applicable, and Article 13.

          In addition, in the event that TNCLP becomes a Wholly Owned Subsidiary, the Trustee shall, concurrently with compliance with Section 4.5, release the limited partnership interests of TNCLP constituting Collateral from the Lien of the Indenture and the Security Documents.

          In case an Event of Default shall have occurred and be continuing, the Pledgors, while in possession of the Collateral (other than cash, Temporary Cash Investments, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under any Security Document or with the trustee, mortgagee or other holder of a Prior Lien permitted by the Security Documents), may do any of the things enumerated in this Section 12.4 only if the Trustee, in its discretion, or the Holders of a majority in aggregate principal amount of the Notes outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under this Section 12.4 shall omit the statement to the effect that no Event of Default has occurred and is continuing. This paragraph shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.1(i) or (ii).

          All cash or Temporary Cash Investments received by the Trustee pursuant to this Section 12.4 shall be held by the Trustee as Trust Monies subject to application as provided in this Section 12.4 or in Article 13, as appropriate. All purchase money and other obligations received by the Trustee pursuant to this Section 12.4 shall be held by the Trustee as Collateral.

          Any releases of Collateral made in strict compliance with the provisions of this Section 12.4 shall be deemed not to impair the Security Interests created by the Security Documents in favor of the Trustee, in contravention of the provisions of this Indenture.

          SECTION 12.5. Eminent Domain and Other Governmental Takings. Should
                        ---------------------------------------------
any of the Collateral be subject to a Taking, the Trustee shall release the property so taken or purchased, but only upon receipt by the Trustee of the following:

          (a) an Officers' Certificate of Issuer stating that such property has been Taken and the amount of the award or payment therefor, that all conditions precedent herein provided for relating to such release have been complied with; and

               (1) in the case of any Taking by eminent domain, that the award for the property so taken has become final or that the board of directors of the applicable Pledgor has determined that an appeal from such award is not advisable in the interests of Issuer or any other Pledgor, as applicable, or the Holders of the Notes;

               (2) in the case of any such sale, that the payment with respect to the property so sold is not less than the amount to which the applicable Pledgor is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;

               (3) in case, pursuant to Section 12.5(b), the award or payment for such property (net of the costs of obtaining such award or payment), or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a Prior Lien, that the property to be released, or a specified portion thereof, is or immediately before such Taking was subject to such Prior Lien, and that such deposit is required by such Prior Lien; and

          (b) the award or payment for such property (net of the costs of obtaining such award or payment) shall be exchanged for Temporary Cash Investments and deposited with the Trustee, to be held as Trust Monies subject to the disposition thereof pursuant to Section 13.3; provided that,
                                                                  --------
     in lieu of all or any part of such award or payment, the applicable Pledgor shall have the right to deliver to the Trustee a certificate of the trustee, mortgagee or other holder of a Prior Lien on all or any part of the property to be released, stating that such award or payment (net of the costs of obtaining such award or payment), or a specified portion thereof, has been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such Prior Lien, in which case the balance of the award, if any, shall be delivered to the Trustee; and

          (c)  an Opinion of Counsel substantially to the effect:

               (1) that such property has been Taken by eminent domain, or has been sold pursuant to the exercise of a right vested in a governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

               (2) that the instrument or the instruments and the award or payment of such Taking which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and the applicable Security Documents and that, upon the basis of such application, the Trustee is permitted by the terms hereof and of the Security Documents to execute and deliver the release requested, and that all conditions precedent herein and in the Security Documents provided for relating to such release have been complied with.

          In any proceedings for the Taking of any part of the Collateral, the Trustee may be represented by counsel who may be counsel for Issuer.

          All cash or Temporary Cash Investments received by the Trustee pursuant to this Section 12.5 shall be held by the Trustee as Trust Monies under
Article 13 subject to application as therein provided. All purchase money and other obligations received by the Trustee pursuant to this Section 12.5 shall be held by the Trustee as Collateral subject to application as provided in Section 12.10.

          SECTION 12.6. Trust Indenture Act Requirements. The release of any
                        --------------------------------
Collateral or Second Lien Collateral, whether pursuant to Article 12 or 13, from the Lien of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Second Lien Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee and each of the Holders of the Notes acknowledge that a release of Collateral or Second Lien Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Pledgors and each obligor on the Notes shall cause TIA (S) 314(d) relating to the release of property or securities from the Liens hereof and of the Security

Documents to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the appropriate Pledgor, except in cases in which TIA (S) 314(d) requires that such certificate or opinion be made by an independent Person.

          SECTION 12.7.  Suits To Protect the Collateral. Subject to the
                         -------------------------------
provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral or Second Lien Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders of the Notes in the Collateral or Second Lien Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Notes or the Trustee).

          SECTION 12.8.  Purchaser Protected. In no event shall any purchaser in
                         -------------------
good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under obligation to ascertain or inquire into the authority of Issuer or any other Pledgor, as applicable, to make any such sale or other transfer.

          SECTION 12.9.  Powers Exercisable by Receiver or Trustee. In case the
                         -----------------------------------------
Collateral or Second Lien Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon Issuer or any other Pledgor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of Issuer or any other Pledgor, as applicable, or of any officer or officers thereof required by the provisions of this Article 12.

          SECTION 12.10. Disposition of Obligations Received. All purchase money
                         -----------------------------------
or other obligations received by the Trustee under this Article 12 shall be held by the Trustee as a part of the Collateral. Upon payment in cash or Temporary Cash Investments by or on behalf of Issuer or the obligor thereof to the Trustee of the entire unpaid principal amount of any such obligation, the Trustee shall promptly release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee may reasonably require. Any cash or Temporary Cash Investments received by the Trustee in respect of the principal of any such obligations shall be held by the Trustee as Trust Monies under Article 13 subject to application as therein provided. Unless and until the Notes are accelerated, pursuant to Section 6.2, all interest and other income on any such obligations, when received by the Trustee, shall be paid to Issuer from time to time in accordance with Section 13.8. If the Notes have been accelerated pursuant to Section 6.2, any such interest or other income not theretofore paid, when collected by the Trustee, shall be applied by the Trustee in accordance with Section 6.10 of this Indenture.

          SECTION 12.11. Determinations Relating to Collateral. In the event (i)
                         -------------------------------------
the Trustee shall receive any written request from Issuer or any other Pledgor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or Second Lien Collateral or Issuer's or any other Pledgor's obligations with respect thereto or (ii) there shall be required from the Trustee under the provisions of any Security Document any performance or the delivery of any instrument or (iii) a Responsible Officer of the Trustee shall become aware of any nonperformance by Issuer or any other Pledgor of any covenant or any breach of any representation or warranty of the Issuer or any other Pledgor set forth in any Security Document, and, in the case of clause
(i), (ii) or (iii) above, the Trustee's response or action is not otherwise specifically contemplated hereunder then, in each such event, the Trustee shall, within seven Business Days, advise the Holders of the Notes, in writing, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Trustee has become aware. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes pursuant to Section 6.5 shall have the exclusive authority to direct the Trustee's response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above. In the event the Trustee shall be required to respond to any of the circumstances contemplated in this
Section 12.11, the Trustee shall not be required so to respond unless it shall have received written authority by not less than a majority in aggregate principal amount of the outstanding Notes; provided that the Trustee shall be
                                           --------
entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Trustee pursuant to Section 7.7). The Trustee shall be fully protected case may be, should respond to such request or render any requested performance or response to such nonperformance or expert, consultant, agent or attorney or agreed to by Notes pursuant to
Section 6.5.

          SECTION 12.12. Renewal and Refunding. Nothing in this Article 12 shall
                         ---------------------
prevent (i) the renewal or extension, without impairment of the Security Interests, at the same or at a lower or higher rate of interest, of any of the obligations or Indebtedness of any Person included in the Collateral or Second Lien Collateral or (ii) the issue in substitution for any such obligations or Indebtedness of other obligations or Indebtedness of such Person for equivalent amounts and of substantially equal or superior rank as to security, if any; provided that every such obligation or Indebtedness as so renewed or extended
--------
shall continue to be subject to the Lien of the Security Documents and every substituted obligation of Indebtedness and the evidence thereof shall be deposited and pledged with the Trustee.

          SECTION 12.13. Release upon Termination of Issuer's Obligations. In
                         ------------------------------------------------
the event that Issuer delivers an Officers' Certificate certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article 8, the Trustee shall (i) execute and deliver, in each case without recourse, representation or warranty such releases, termination statements and other instruments (in recordable form, where appropriate) as Issuer or any other Pledgor, as applicable, may reasonably request evidencing the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for the benefit of the Trustee and the Holders of the Notes.

               SECTION 12.14. Certain Actions by Trustee. Any action taken by
                              --------------------------
the Trustee pursuant to this Article 12 or Article 13 in respect of the release, substitution or use of Second Lien Collateral shall be taken by the Trustee as its interest in such Second Lien Collateral may appear, and no provision of this
Article 12 or Article 13 is intended to, or shall, excuse compliance with any provision of the Security Documents that create rights in favor of other secured creditors.

                                   ARTICLE 13

                           APPLICATION OF TRUST MONIES

               SECTION 13.1.  Trust Monies. All Trust Monies shall be held by
                              ------------
or delivered to the Trustee, for its benefit and the benefit of the Holders of Notes as a part of the Collateral in accordance with the provisions of this Indenture and the applicable Security Documents and, upon any entry upon or sale or other disposition of the Collateral or Second Lien Collateral or any part thereof pursuant to any of the Security Documents, said Trust Monies shall be applied in accordance with Section 6.10; but, prior to any such entry, sale or other disposition, all or any part of the Trust Monies may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in Sections 13.2 through 13.6, inclusive.

               On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and
      ------------------
maintained by the Trustee at its corporate trust office located in New York. All Trust Monies that are received by the Trustee shall be held, applied and/or disbursed by the Trustee in accordance with the provisions of this Article 13.

               SECTION 13.2.  Retirement of Notes. Subject to the limitations
                              -------------------
set forth in Section 4.13 and Section 4.15 and paragraph 5 of the Notes, the Trustee shall apply Trust Monies from time to time to the payment of the principal amount of and interest on any Notes, when due or to the redemption thereof or the purchase thereof upon tender pursuant to a Net Proceeds Offer or
Section 4.8 or Section 4.15, as Issuer shall request in writing, upon receipt by the Trustee of the following:

               (a)  Board Resolutions directing the application pursuant to this
     Section 13.2 of a specified amount of Trust Monies and, in case any such moneys are to be applied to the payment of Notes, designating the Notes so to be paid and, in case any such moneys are to be applied to the purchase of Notes, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Notes to be purchased and any other provisions of this Indenture governing such purchase;

               (b) U.S. Legal Tender in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee in trust for such purpose;

               (c) an Officers' Certificate, dated not more than five Business Days prior to the date of the relevant application stating

                    (i) that no Default or Event of Default exists unless such
               Default or Event of Default would be cured thereby; and

                    (ii) that all conditions precedent and covenants herein
               provided for relating to such application of Trust Monies have been complied with; and

               (d) an Opinion of Counsel stating that the documents and the cash or Temporary Cash Investments, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

               Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Monies as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Notes so paid or purchased, using the U.S. Legal Tender deposited pursuant to paragraph (b) of this Section 13.2, to the extent necessary, to pay any accrued interest required in connection with such purchase.

               A Board Resolution expressed to be irrevocable directing the application of Trust Monies under this Section 13.2 to the payment of the principal of particular Notes shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Monies and any U.S. Legal Tender deposited with the Trustee pursuant to paragraph (b) of this Section 13.2 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Monies.

               SECTION 13.3. Withdrawals of Net Insurance Proceeds. To the
                             -------------------------------------
extent that any Trust Monies consist of either (a) the proceeds of insurance relating to the Destruction of any part of the Collateral or (b) any award or payment relating to the Taking of any of the Collateral, such Trust Monies may, subject to the provisions of Sections 4.13 and 4.15, be withdrawn by Issuer or any Pledgor, as applicable, and shall be paid by the Trustee upon a request by Issuer or the applicable Pledgor by the proper officer or officers of Issuer or the applicable Pledgor to reimburse Issuer or the applicable Pledgor for expenditures made, or to pay costs incurred, by Issuer or the applicable Pledgor to repair, rebuild or replace (including, in the case of any Destruction or Taking of Collateral not constituting a Principal Property, by making a Related Investment and, in the case of any Destruction or Taking of any Principal Property, by acquiring a Replacement Principal Property) the Collateral Destroyed or Taken, upon receipt by the Trustee of the following:

               (a) an Officers' Certificate of Issuer or the applicable Pledgor dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies and (if required by the TIA) signed also, in the case of the following clauses (i), (iv) and (vi), by an Independent Financial Advisor, setting forth:


                    (i) expenditures have been made, or costs incurred, by Issuer or the applicable Pledgor in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair market value thereof to Issuer or the applicable Guarantor at the date of the acquisition thereof by Issuer or the applicable Pledgor, except that it shall not be necessary under this clause (i) to state the fair market value of any such repairs, rebuildings or replacements that are separately described pursuant to clause (v) of this paragraph (a) and whose fair market value is stated in the Independent Financial Advisor's certificate under paragraph
               (b) of this Section 13.3;

                    (ii) that no part of such expenditures in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Monies pursuant to this Section 13.3;

                    (iii) that there is no outstanding Indebtedness, other than costs for which payment is being requested, known to Issuer or the applicable Pledgor, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanics', laborers', materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacement;

                    (iv) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of either Issuer's or the applicable Pledgor's business;

                    (v) whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by Issuer or the applicable Pledgor, has been used or operated by Persons other than Issuer or the applicable Pledgor in a business similar to that in which such property has been or is to be used or operated by Issuer or the applicable Pledgor, and whether the fair market value to Issuer or the applicable Pledgor, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is at least $25,000 or 1% of the aggregate principal amount of the outstanding Notes; and, if all of such facts are present, such part of said repairs, rebuildings or replacements shall be separately described, and it shall be stated that an Independent Financial Advisor's certificate as to the fair market value to Issuer or the applicable Guarantor of such separately described repairs, rebuildings or replacements will be furnished under paragraph (b) of this Section 13.3;

                    (vi) that no Default or Event of Default shall have occurred and be continuing; and

                    (vii) that all conditions precedent herein provided for
               relating to such withdrawal and payment have been complied with.

               (b) In case any part of such repairs, rebuildings or replacements is separately described pursuant to the foregoing clause
          (v) of paragraph (a) of this Section 13.3, a certificate of an Independent Financial Advisor (if required by the TIA) stating the fair market value to

          Issuer or the applicable Pledgor, in such Independent Financial Advisor's opinion, of such separately described repairs, rebuildings or replacements at the date of the acquisition thereof by Issuer or the applicable Pledgor.

               (c) (i) In case any part of such repairs, rebuildings or replacements constitutes Real Property:

               (1) with respect to any such repairs, rebuildings or replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recordable form sufficient for the Lien of this Indenture and any Mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

               (2) a title Opinion of Counsel in form and substance acceptable to the Trustee, substantially to the effect that the Lien of this Indenture and any Mortgage constitutes a direct and valid and perfected mortgage Lien on such repairs, rebuildings or replacements (subject to no Prior Liens other than Prior Liens which were permitted with respect to the Collateral repaired, rebuilt or replaced);

               (3) in the event such repairs, rebuildings or replacements have a fair market value in excess of $250,000, a Survey with respect thereto; and

               (4) evidence of payment or a closing statement indicating payments to be made by Issuer or the applicable Pledgor of all recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any foreign counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Security Document and to perfect such Lien; and

               (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:

               (1) an instrument in recordable form sufficient for the Lien of any applicable Security Document to cover such repairs, rebuildings or replacements; and

               (2) evidence of payment or a closing statement indicating payments to be made by Issuer or the applicable Guarantor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any foreign counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Security Document and to perfect such Liens.

               (d)  An Opinion of Counsel to the effect:

                    (i) that the instruments that have been or are therewith delivered to the Trustee conform in all material respects to the requirements of this Indenture and any other applicable Security Document, and that, upon the basis of such request of Issuer or the applicable Guarantor and the accompanying documents specified in this Section 13.3, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Monies whose withdrawal is then requested may be lawfully paid over under this Section 13.3; and

                    (ii) that all of Issuer's or the applicable Guarantor's right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, are then subject to the Lien of any of the Security Documents.

               Upon compliance with the foregoing provisions of this Section 13.3, the Trustee shall pay on the written request of Issuer an amount of Trust Monies of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph
(a) of this Section 13.3, or the fair market value to the Issuer of such repairs, rebuildings and replacements stated in such Officers' Certificate (and in such Independent Financial Advisor's certificate, if required by paragraph
(b) of this Section 13.3), whichever is less.

               SECTION 13.4. Withdrawal of Trust Monies for Reinvestment. To the
                             -------------------------------------------
extent that any Trust Monies consist of Net Available Proceeds received by the Trustee pursuant to Section 4.13 or 4.15 and Issuer or any Guarantor, as applicable, intends to reinvest such Net Available Proceeds in a manner that would constitute a Related Investment, an Alternate Investment or an acquisition of a Replacement Principal Property (a "Principal Property Acquisition"), such
                                        ------------------------------
Trust Monies may be withdrawn by Issuer or any Guarantor, as applicable, and shall be paid by the Trustee upon a written request by Issuer by the proper Officer or Officers of Issuer or any Guarantor, as applicable, to reimburse Issuer or any Guarantor, as applicable, for expenditures made or to pay costs incurred by Issuer or any Guarantor, as applicable, in connection with such Related Investment, Alternate Investment or Principal Property Acquisition, upon receipt by the Trustee of the following:

               (a) An Officers' Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies, stating in substance as follows:

                    (i) that the Trust Monies to be released constitute Net Available Proceeds from an Asset Sale;

                    (ii) setting forth with particularity the investment or acquisition to be made with such Trust Monies;

                    (iii) that the release of the Trust Monies complies with all applicable terms of this Indenture;

                    (iv) that there is no Default or Event of Default (both before and after giving effect to the Related Investment, the Alternate Investment or Principal Property Acquisition) continuing; and

                    (v) that all conditions precedent herein provided for relating to the release of the Trust Monies in question have been provided.

               (b) If the Permitted Investment to be made is an investment in Real Property, Issuer shall also deliver to the Trustee:

                    (i) an instrument or instruments in recordable form sufficient for the Lien of this Indenture and any Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

                    (ii) a title Opinion of Counsel in form and substance acceptable to the Trustee, substantially to the effect that the Lien of this Indenture and any Mortgage constitutes a direct and valid and perfected mortgage Lien on such Real Property (subject to no Prior Liens other than Prior Liens which were permitted with respect to the Collateral which was the subject of the Asset
               Sale);

                    (iii) in the event the fair market value of the Real
               Property is in excess of $250,000, a Survey with respect thereto; and

                    (iv) evidence of payment or a closing statement indicating payments to be made by Issuer or the appropriate Pledgor of all recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any foreign counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Security Document and to perfect such Lien.

               (c) If the Permitted Investment is a personal property interest, the Issuer or the appropriate Pledgor shall deliver to the Trustee:

                    (i) an instrument in recordable form, if necessary, sufficient for the Lien of any applicable Security Document to cover such personal property interest; and

                    (ii) evidence of payment or a closing statement indicating payments to be made by the Issuer or the appropriate Pledgor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any foreign counsel), that may be incurred to validly and effectively subject the Related Investment or Principal Property Acquisition to the Lien of any Security Document and to perfect such Lien.

               (d) An Opinion of Counsel stating that (i) all of Issuer's or the applicable Guarantor's right, title and interest in and to such personal property are then subject to the Lien of the Security Documents and (ii) the documents that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that all conditions precedent herein and in the Security Documents relating to such application of Trust Monies have been complied with.

               SECTION 13.5.  Powers Exercisable Notwithstanding Event of
                              -------------------------------------------
Default. In case an Event of Default shall have occurred and shall be
-------
continuing, Issuer or any Pledgor, as applicable, while in possession of Collateral (other than cash, Temporary Cash Investments, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Prior Lien), may do any of the things enumerated in Sections 13.2, 13.3 and 13.4 if the Holders of a majority in aggregate principal amount of the Notes outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Event of Default has occurred and is continuing. This Section 13.5 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.1(i) or (ii).

               SECTION 13.6.  Powers Exercisable by Trustee or Receiver. In case
                              -----------------------------------------
the Collateral (other than any cash, Temporary Cash Investments, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Prior Lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article 13 conferred upon Issuer and any Guarantor, as applicable, with respect to the withdrawal or application of Trust Monies may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article 13. If the Trustee shall be in possession of any of the Collateral hereunder or under any of the Security Documents, such powers may be exercised by the Trustee, in its discretion.

               SECTION 13.7.  Disposition of Notes Retired. All Notes received
                              ----------------------------
by the Trustee and for whose purchase Trust Monies are applied under this
Article 13, if not otherwise canceled, shall be promptly delivered to the Trustee for cancellation and destruction unless the Trustee shall be otherwise directed in writing by Issuer. Upon destruction of any Notes, the Trustee shall issue a certificate of destruction to Issuer.

               SECTION 13.8.  Investment of Trust Monies. All or any part of any
                              --------------------------
Trust Monies held by the Trustee hereunder (except such as may be held for the account of any particular Notes) shall from time to time be invested or reinvested by the Trustee in any Temporary Cash Investments pursuant to the written direction of Issuer which shall specify the Temporary Cash Investments in which such Trust Monies shall be invested. Unless an Event of Default occurs and is continuing, any interest on such Temporary Cash Investments (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee shall be forthwith paid to Issuer. Such Temporary Cash Investments shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Temporary Cash Investments.

               The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 13.8.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                     TERRA CAPITAL, INC.

                                     By: /s/ Wynn S. Stevenson
                                         -------------------------------------
                                         Name: Wynn S. Stevenson
                                         Title: Vice President


                                     GUARANTORS:

                                     BEAUMONT AMMONIA INC.
                                     BEAUMONT HOLDINGS CORPORATION
                                     BMC HOLDINGS INC.
                                     PORT NEAL CORPORATION
                                     TERRA CAPITAL HOLDINGS, INC.
                                     TERRA INDUSTRIES INC.
                                     TERRA INTERNATIONAL, INC.
                                     TERRA INTERNATIONAL (OKLAHOMA) INC.
                                     TERRA METHANOL CORPORATION
                                     TERRA NITROGEN CORPORATION
                                     TERRA REAL ESTATE CORP.
                                     TERRA (U.K.) HOLDINGS INC.

                                     By: /s/ Mark A. Kalafut
                                         -------------------------------------
                                         Name: Mark A. Kalafut
                                         Title: Vice President

                                      U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                      By: /s/ Richard H. Prokosch
                                          --------------------------------
                                          Name: Richard H. Prokosch
                                          Title: Vice President

                                                                      EXHIBIT A
                                                                      ---------

                                  FACE OF NOTE

No.                                                               CUSIP No.

                               TERRA CAPITAL, INC.
                      12 7/8% SENIOR SECURED NOTES DUE 2008

                TERRA CAPITAL, INC., a Delaware corporation (the "Company"),
                                                                  -------
promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars on October 15, 2008.

                Interest Payment Dates: April 15 and October 15.

                Record Dates: April 1 and October 1.

                Additional provisions of this Note are set forth on the reverse side of this Note.

                IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by a duly authorized officer.

                                           TERRA CAPITAL, INC.

                                           By: ________________________________
                                               Name:
                                               Title:


Dated:

                            TRUSTEE'S CERTIFICATE OF
                                 AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

                                     By: U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee


                                         ____________________________________
                                         Authorized Signatory

Date of Authentication:

                                 REVERSE OF NOTE

                      12 7/8% SENIOR SECURED NOTES DUE 2008

1.   Interest
     --------

               TERRA CAPITAL, INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture, the "Company"), promises to pay
                                                 -------
interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing April 15, 2002. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 10, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   Method of Payment
     -----------------

               The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the record date immediately preceding the interest payment date even if Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after the record date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company
                                      -----------------
may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

3.   Paying Agent and Registrar
     --------------------------

               Initially, U.S. Bank National Association, a national banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company
                  -------
may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

4.   Indenture
     ---------

               The Company issued the Notes under an Indenture dated as of October 10, 2001 (the "Indenture"), among the Company, the Guarantors party
                       ---------
thereto and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 12 7/8% Senior Secured Notes due 2008 (the "Initial Notes"). The Notes include the Initial Notes and the Exchange
      -------------
Notes (as defined in the Indenture) issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the

Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms
                                                              ---
defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Note and the Indenture will be governed by the Indenture.

               The Notes are senior secured obligations of the Company limited to $200,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the ability of Parent and its Restricted Subsidiaries to incur Indebtedness, create Liens, pay dividends on or repurchase Capital Stock of Parent and its Affiliates, make Restrictive Payments, make investments, sell Assets or Principal Properties, enter into transactions with Affiliates, limit dividends or other distribution from restricted Subsidiaries, impair Security Interest, enter into Sale and Leaseback Transactions, engage in other businesses or merge, consolidate or transfer all or substantially all of the assets of Parent and its Restricted Subsidiaries.

               To guarantee the due and punctual payment of the principal, premium and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed the obligations of the Company under the Indenture and the Notes on a senior secured basis pursuant to the terms of the Indenture.

5.   Optional Redemption
     -------------------

               The Notes may be redeemed at the Company's option, in whole or in part, at any time or from time to time, at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus the Make Whole Amount, if any (as defined in the Indenture) (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption).

6.   Notice of Redemption
     --------------------

               Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

7.  Change of Control
    -----------------

          Upon a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption) as provided in, and subject to the terms of, the Indenture.

8.  Registration Rights Agreement
    -----------------------------

          The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of October 3, 2001, among the Company, the Guarantors and the Initial Purchasers named therein (as such may be amended from time to time, the "Registration Rights Agreement"). Capitalized terms used in this
           -----------------------------
subsection but not defined herein have the meanings assigned to them in the Registration Rights Agreement.

          If (i) within 60 days after the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) within 120 days after the Issue Date, the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, has not been declared effective; (iii) within 150 days after the Issue Date, the Exchange Offer has not been consummated; or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject, in the case of the Shelf Registration Statement, to the exceptions set forth in the Registration Rights Agreement) in connection with resales of Initial Notes or Exchange Notes in accordance with and during the periods specified in Sections 2 and 3 of the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"),
                                                       --------------------
liquidated damages ("Liquidated Damages") will accrue on the Initial Notes and
                     ------------------
the Exchange Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Liquidated Damages will accrue at a rate equal to 0.25% per annum of the aggregate principal amount of the Notes during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues, but in no event shall such Liquidated Damages exceed 1.00% per annum.

9.  Denominations; Transfer; Exchange
    ---------------------------------

          The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners
     ---------------------

          The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance
     ------------------------

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to release Guarantors when permitted by the Indenture and the Security Documents, to add any additional asset as Collateral, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

14.  Defaults and Remedies
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it is offered reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its trust officers determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with the Company
     ---------------------------------

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

          No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture, or in any of the Notes or Guarantees or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee, agent or controlling person of the Company or any of its Subsidiaries. Each Holder, by accepting a Note, waives and releases all such liability.

17.  Guarantees
     ----------

          This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

18.  Security Documents
     ------------------

          In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Issuer and the Guarantors under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Pledgors have granted Liens on the Collateral to the Trustee for the benefit of the Trustee and the Holders of Notes pursuant to the Indenture and the Security Documents.

          Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

          The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

19.   Governing Law
      -------------

          The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

20.   Authentication
      --------------

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

21.   Abbreviations
      -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

22.   CUSIP Numbers
      -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made as follows:

          TERRA CAPITAL, INC.
          Terra Centre
          600 Fourth Street
          P.O. Box 6000
          Sioux City, Iowa  51102
          Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

           To assign this Note, fill in the form below:

           I or we assign and transfer this Note to

-------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

---------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:  _______________                Your Signature:  _________________________
                                      (Sign exactly as your name appears on the other side of the Note)


                             Signature Guarantee: ______________________________
                                                  (Signature must be guaranteed)


                               SIGNATURE GUARANTEE

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or
                                                                    -----
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which
                       --------------
effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]
                                    ---------

(1) __     to the Company or a subsidiary thereof; or

(2) __ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) __ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) __ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) __ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):
                                                  ---------

          [_]  The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
                                                 --------  -------
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.14 of the Indenture shall have been satisfied.

Dated:  ____________________             Signed: ______________________________
                                                 Sign exactly as name appears on
                                                 the other side of this Note)


Signature Guarantee: ____________________________________
                         (Signature must be guaranteed)


                               SIGNATURE GUARANTEE

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or
                                                                    -----
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


                The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  ______________           _______________________________________________
                                 NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.8, 4.13 or 4.15 of the Indenture, check the box:
[_]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.8, 4.13 or 4.15 of the Indenture, state the amount: $

Date:  ______________      Your Signature: _____________________________________
                           (Sign exactly as your name appears on the other side
                            of the Note)


Signature Guarantee:       _____________________________________________________
                           (Signature must be guaranteed)


                              SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be
          -----
determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B
                                                                       ---------

                                  FACE OF NOTE

No.                                                                    CUSIP No.

                               TERRA CAPITAL, INC.
                 12 7/8% Senior Secured NOTES DUE 2008, Series B

              TERRA CAPITAL, INC., a Delaware corporation (the "Company"),
                                                                -------
promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars on October 15, 2008.

              Interest Payment Dates: April 15 and October 15.

              Record Dates: April 1 and October 1.

              Additional provisions of this Note are set forth on the reverse side of this Security.

              IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by a duly authorized officer.

                                          TERRA CAPITAL, INC.



                                          By: __________________________________
                                              Name:
                                              Title:


Dated:

                            TRUSTEE'S CERTIFICATE OF
                                 AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

                                             By: U.S. BANK NATIONAL ASSOCIATION,
                                                   as Trustee


                                                 _______________________________
                                                 Authorized Signatory

Date of Authentication:

                                 REVERSE OF NOTE

                 12 7/8% Senior Secured NOTES DUE 2008, SERIES B

1.       Interest
         --------

                  TERRA CAPITAL, INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture, the "Company"), promises to pay
                                                     -------
interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing April 15, 2002. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 10, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment
         -----------------

                  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the record date immediately preceding the interest payment date even if Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after the record date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company
                                      -----------------
may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

3.       Paying Agent and Registrar
         --------------------------

                  Initially, U.S. Bank National Association, a national banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company
                  -------
may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

4.       Indenture
         ---------

                  The Company issued the Securities under an Indenture dated as of October 10, 2001 (the "Indenture"), among the Company, the Guarantors party
                          ---------
thereto and the Trustee. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 12 7/8% Senior Secured Notes due 2008 (the "Exchange Notes"). The Notes include the Initial Notes (as defined in the
      --------------
Indenture) and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms
                                                              ---
defined in the Indenture and not
defined herein have meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Note and the Indenture will be governed by the Indenture.

                  The Notes are senior secured obligations of the Company limited to $200,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the ability of Parent and its Restricted Subsidiaries to incur Indebtedness, create Liens, pay dividends on or repurchase Capital Stock of Parent and its Affiliates, make Restrictive Payments, make investments, sell Assets or Principal Properties, enter into transactions with Affiliates, limit dividends or other distributions from Restricted Subsidiaries, impair Security Interest, enter into Sale and Leaseback Transactions, engage in other businesses or merge, consolidate or transfer all or substantially all of the assets of Parent and its Restricted Subsidiaries.

                  To guarantee the due and punctual payment of the principal, premium and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed the obligations of the Company under the Indenture and the Notes on a senior secured basis pursuant to the terms of the Indenture.

5.       Optional Redemption
         -------------------

                  The Notes may be redeemed at the Company's option, in whole or in part, at any time or from time to time, at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus the Make Whole Amount, if any (as defined in the Indenture) (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption).

6.       Notice of Redemption
         --------------------

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

7.       Change of Control
         -----------------
                  Upon a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount of the Notes to be pur-chased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption) as provided in, and subject to the terms of, the Indenture.

8.       Denominations; Transfer; Exchange
         ---------------------------------

             The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

9.       Persons Deemed Owners
         ---------------------

             The registered Holder of this Note may be treated as the owner of it for all purposes.

10.      Unclaimed Money
         ---------------

             If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.      Discharge and Defeasance
         ------------------------

             Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if The Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.      Amendment, Waiver
         -----------------

             Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to release Guarantors when permitted by the Indenture and the Security Documents, to add any additional asset as Collateral, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

13.      Defaults and Remedies
         ---------------------

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it is offered reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its trust officers determines that withholding notice is in the interest of the Holders.

14.      Trustee Dealings with the Company
         ---------------------------------

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others
         --------------------------

                  No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture, or in any of the Notes or Guarantees or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee, agent or controlling person of The Company or any of its Subsidiaries. Each Holder, by accepting a Note, waives and releases all such liability.

16.      Guarantees
         ----------

                  This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

17.      Security Documents
         ------------------

                  In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Issuer and the Guarantors under the Indenture and the Notes when and at the same time shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture,the Pledgors have granted Liens on the Collateral to the Trustee for the benefit of the Trustee and the Holders of Notes pursuant to the Indenture and the Security Documents.

                  Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

                  The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

18.      Governing Law
         -------------

                  The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

19.      Authentication
         --------------

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.      Abbreviations
         -------------

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

21.      CUSIP Numbers
         -------------

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made as follows:

                  TERRA CAPITAL, INC.
                  Terra Centre
                  600 Fourth Street
                  P.O. Box 6000
                  Sioux City, Iowa  51102
                  Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                    I or we assign and transfer this Note to

--------------------------------------------------------------
         (Print or type assignee's name, address and zip code)

-----------------------------------------------------------
             (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:  _______________      Your Signature: ____________________________________
                            (Sign exactly as your name appears on the other side of this Note.)

                        Signature Guarantee: ___________________________________
                                                  (Signature must be guaranteed)


                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be
          -----
determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.8, 4.13 or 4.15 of the Indenture, check the box:
[_]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.8, 4.13 or 4.15 of the Indenture, state the amount: $

Date: ______________                 Your Signature:  _________________________
                                     (Sign exactly as your name appears on the other side of the Note)


Signature Guarantee:      ______________________________________________________
                                      (Signature must be guaranteed)


                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be
          -----
determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C
                                                                       ---------

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
                    -----------------------------------------

                                                                    [     ], [ ]


U.S. Bank National Association
180 East 5th Street
St. Paul, Minnesota 55101

Ladies and Gentlemen:

                  In connection with our proposed purchase of 12 7/8% Senior Secured Notes due 2008 (the "Securities") of TERRA CAPITAL, INC., a Delaware
                             ----------
corporation (the "Company"), we confirm that:
                  -------

                  1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated October 3, 2001, relating to the
          -------------------
         Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of such Offering Memorandum.

                  2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (the "Indenture") as
                                                           ---------
         described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and
                                                          --------------
         all applicable State securities laws.

                  3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act),
         (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons,
         (v) pursuant to the exemption from registration provided by Rule

         144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                  4. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                 Very truly yours,

                                 [Name of Transferee]


                                 By:
                                    ------------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT D
                                                                       ---------

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                            ------------------------

                                                                    [     ], [ ]
U.S. Bank National Association
180 East 5th Street
St. Paul, Minnesota  55101

          Re:   TERRA CAPITAL, INC. (the "Company")
                                          -------
                12 7/8% Senior Secured Notes due 2008 (the "Securities")
                --------------------------------------------------------


Ladies and Gentlemen:

          In connection with our proposed sale of $[    ] aggregate principal
amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:
              --------------

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]


                                        By:
                                            ------------------------------------
                                            Authorized Signature

                                                                       EXHIBIT E
                                                                       ---------

                                    GUARANTEE
                                    ---------

               For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of and interest on this Note in the amounts and at the times when due and interest on the overdue principal of and interest on this Note, if lawful, and the payment or performance of all other obligations of the Company (as defined below) under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee (as defined below), all in accordance with and subject to the terms and limitations of this Note, Article 10 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 10 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of October 10, 2001, among TERRA CAPITAL, INC., a Delaware corporation, as the Company (the "Company"), the
                                                            -------
Guarantors party thereto and U.S. Bank National Association, as trustee (the "Trustee"), as amended or supplemented from time to time (the "Indenture").
 -------                                                       ---------

               The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

               THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

               This Guarantee is subject to release upon the terms set forth in the Indenture.

               IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

                                      BEAUMONT AMMONIA INC.
                                      BEAUMONT HOLDINGS CORPORATION
                                      BMC HOLDINGS INC.
                                      PORT NEAL CORPORATION
                                      TERRA CAPITAL HOLDINGS, INC.
                                      TERRA INDUSTRIES INC.
                                      TERRA INTERNATIONAL, INC.
                                      TERRA INTERNATIONAL (OKLAHOMA) INC.
                                      TERRA METHANOL CORPORATION
                                      TERRA NITROGEN CORPORATION
                                      TERRA REAL ESTATE CORP.
                                      TERRA (U.K.) HOLDINGS INC.


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT F
                                                                       ---------


                         FORM OF SUPPLEMENTAL INDENTURE
                         ------------------------------


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
                                       ----------------------
_______________.

         WHEREAS Terra Capital, Inc. (the "Company"), Terra Industries Inc., a
                                           -------
Maryland corporation ("Parent"), certain of Parent's subsidiaries and U.S. Bank National Association, as trustee, are parties to an Indenture (as such may be amended from time to time, the "Indenture"), dated as of October 10, 2001, relating to the Company's 12 7/8% Senior Secured Notes due 2008 (the "Notes");
                                                                      -----

         WHEREAS Section 4.5 of the Indenture requires the Company to cause each new Restricted Subsidiary (other than any Foreign Subsidiary) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Indenture and the Notes.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the undersigned hereby agrees to guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture. From and after the date hereof, the undersigned shall be a Guarantor for all purposes under the Indenture and the Notes.

          IN WITNESS WHEREOF, the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

                                                [NEW GUARANTOR]


                                                By:_____________________________
                                                   Name:
                                                   Title:

                                      F-2